SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement         [ ]     Confidential, for Use of the
[ ] Definitive Proxy Statement                  Commission Only (as permitted
[ ] Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MyTurn.com, Inc.
                                -----------------
                (Name of Registrant as Specified in its Charter)

         -------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  Common Stock, par value $.01 per share


         (2)      Aggregate number of securities to which transaction applies:

                  3,944,783

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  $17,000,000 - value of the assets acquired


         (4)      Proposed maximum aggregate value of transaction:

                  $17,000,000

         (5)      Total fee paid:

                  $3,400

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  ------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

                  ------------------------------------------


         (3)      Filing Party:


                  ------------------------------------------

         (4)      Date Filed:


                  ------------------------------------------

                                MYTURN.COM, INC.
                           1080 Marina Village Parkway
                            Alameda, California 94501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 25, 2000

                             ---------------------

                    To the Stockholders of MyTurn.com, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of MyTurn.com, Inc., a Delaware corporation ("MyTurn.com"), will be held at ___________________________________________ at 10:00 a.m. local time, for the following purposes:

     (1) To elect three (3) Class I Directors of MyTurn.com, whose term of office shall expire at MyTurn.com's Annual Meeting of Stockholders in 2003.

     (2) To approve the issuance of up to 3,944,783 Common Shares issuable upon the exercise of Warrants issued in connection with the acquisition of the assets of Global PC, Inc.

     (3) To ratify the adoption of MyTurn.com's 2000 Stock Option Plan.

     (4) To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on September 20, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                           By Order of the MyTurn.com, Inc.
                                           Board of Directors

                                           Paul K. Danner
                                           Secretary

Alameda, California
September 25, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF MYTURN.COM, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE VOTE BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                TABLE OF CONTENTS

                                                                            Page

Soliciting, Voting and Revocability of Proxy...................................1
Forward-Looking Statements.....................................................3
Executive Compensation.........................................................4
Certain Relationships and Related Transactions................................15
Proposal 1:  Election of Directors............................................17
Proposal 2:    Approval of the Issuance of Certain Common Shares upon
                   the Exercise of Warrants Issued in Connection with the
                   Acquisition of the Assets of Global PC, Inc................26
         Introduction.........................................................26
         Acquisition of Global PC, Inc.'s Assets..............................26
         The Nasdaq Rule......................................................27
         Assets Acquired......................................................27
         The Purchase Price and Assumption of Liabilities.....................28
         Description of the Warrants..........................................28
                 Class A Warrants.............................................28
                 Class B Warrants.............................................30
                 Class C Warrants.............................................31
         Restrictive Covenant Agreements......................................31
         Post-Closing Composition of the Board of Directors...................31
         Other Material Terms of the Global PC Agreement......................31
         Closing of the Global PC Acquisition.................................33
         Background to the Global PC Acquisition..............................33
         Fairness Opinion.....................................................34
         Accounting Treatment.................................................39
Proposal 3:  Ratification of the Adoption of the MyTurn.com, Inc.
                 2000 Stock Option Plan.......................................39
Independent Public Accountants................................................44
Stockholder Proposals.........................................................44
Other Business................................................................45
Incorporation of Certain Information by Reference.............................45
Appendix A - Audit Committee Charter
Appendix B - Opinion of Capitalink, L.C.
Appendix C - MyTurn.com, Inc. 2000 Stock Option Plan

                                MYTURN.COM, INC.
                           1080 Marina Village Parkway
                            Alameda, California 94501

                                 PROXY STATEMENT
                              -------------------
                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

     This Proxy Statement is being mailed to all stockholders of record of MyTurn.com, Inc. (the "Company" or "MyTurn.com") at the close of business on September 20, 2000 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at ____________________________________, California _______ on
_____________, 2000, at 10:00 a.m. local time, or any adjournment thereof. The proxy and this Proxy Statement were mailed to stockholders on or about September 25, 2000.

     All shares represented by proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

     (1) FOR the nominees named in the proxy to MyTurn.com's Board of Directors, consisting of three (3) Class I directors, whose term of office shall expire at MyTurn.com's Annual Meeting of Stockholders in 2003;

     (2) FOR the approval of the issuance of up to 3,944,783 shares of Common Stock upon the exercise of Warrants issued in connection with the acquisition of substantially all of the assets of Global PC, Inc.;

     (3) FOR the ratification of the adoption of MyTurn.com's 2000 Stock Option Plan;

The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of shares of Common Stock of MyTurn.com, par value $.01 per share ("Common Shares"), outstanding and entitled to vote as of September 20, 2000 was [___________]. The Common Shares are the only class of securities of MyTurn.com entitled to vote on matters presented to the stockholders of MyTurn.com, each share being entitled to one noncumulative vote. A majority of the Common Shares outstanding and entitled to vote as of September 20, 2000, or
[ ] Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on September 20, 2000 will be entitled to vote. With regard to the election of directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast in favor. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. Stockholders may expressly abstain from voting on Proposals 2 and 3 by so indicating on the proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to stockholders. Broker non-votes are not counted for the purpose of determining whether a particular proposal has been approved. Since Proposals 2 and 3 require the affirmative vote of a majority of the votes cast at the Meeting, abstentions and broker non-votes will have no effect.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with MyTurn.com written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a stockholder who attends the Meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to MyTurn.com at 1080 Marina Village Parkway, Alameda, California 94501,
Attention: Corporate Secretary.

     The  proxy  is  being  solicited  by the  MyTurn.com  Board  of  Directors.
MyTurn.com will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of MyTurn.com shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of MyTurn.com may solicit proxies in person or by telephone, telecopier or telegram without special compensation. Additionally, MyTurn.com's Board of Directors is considering engaging a firm to assist the Board in its solicitation of proxies. The cost of such solicitation for the Annual Meeting held on January 20, 2000 was approximately $19,800, and it is anticipated that if a solicitation firm is used in connection with the Meeting, the cost will be approximately the same or perhaps slightly more.

     A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting, during ordinary business hours, for ten days prior to the Meeting, at the offices of MyTurn.com, 1080 Marina Village Parkway, Alameda, California 94501, and also during the whole time of the Meeting for inspection by any stockholder who is present.

                           FORWARD-LOOKING STATEMENTS

     Certain information contained herein and/or incorporated by reference in this Proxy Statement includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. MyTurn.com cautions readers that certain important factors may affect MyTurn.com's actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Proxy Statement or which are otherwise made by or on behalf of MyTurn.com. For this purpose, any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "plan," or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect MyTurn.com's results include, but are not limited to, the Internet and Internet related technology and products, new technology developments, developments and regulation in the telecommunications industry, the risk of loss of management and personnel, the competitive environment within the Internet and telecommunications industries, the ability of MyTurn.com to develop its infrastructure, the ability of MyTurn.com to comply with its obligations under the manufacturing agreement for the Global PC and related bank financing agreements, the ability of MyTurn.com to enter into arrangements to sell products through the retail mass market channels, the ability of MyTurn.com to raise additional capital which will be required in the next 60 days to continue to develop and sustain business at current levels and to implement MyTurn.com's business plan, the competence required and experience of management, and economic conditions. MyTurn.com is also subject to other risks detailed herein or from time to time in MyTurn.com's Securities and Exchange Commission filings. Readers are also urged to carefully review and consider the various disclosures made by MyTurn.com which attempt to advise interested parties of the factors which affect MyTurn.com's business.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides summary information concerning cash and certain other compensation paid or accrued by MyTurn.com during the last three fiscal years to, or on behalf of, Paul K. Danner, MyTurn.com's former Chief Executive Officer and former Executive Vice President, Office of the President; Robert E. Turner IV, a member of the Board of Directors and MyTurn.com's former Chairman of the Board and former Chief Executive Officer; Mark Honigsfeld, MyTurn.com's former Chief Executive Officer and former President; Rudy C. Theale, a member of the Board of Directors, MyTurn.com's Vice Chairman of the Board and MyTurn.com's former President; Christopher Liston, a former member of the Board of Directors and MyTurn.com's former Vice President Investor
Relations; David Greenspan, MyTurn.com's former Chief Financial Officer, Treasurer and Secretary; and Louis Libin, MyTurn.com's former Chief Technology Officer. No other executive officer of MyTurn.com had a combined salary and bonus in excess of $100,000 for the year ended December 31, 1999.


                           SUMMARY COMPENSATION TABLE

                            Annual Compensation                         Long-Term Compensation
                                                                        Awards             Payouts


Name and Principal                                        Other Annual Restricted Stock       Securities        LTIP      All Other
Position in 1999                Year    Salary    Bonus   Compensation      Award(s)       Underlying Options   Payout  Compensation
----------------                ----    ------    -----   ------------      --------       ------------------   ------  ------------

Robert E. Turner (1)
Chairman of the Board           1999  $140,500  478,125(6)      -               -               861,575            -            -
and Chief Financial Officer     1998      -         -           -               -                  -               -            -
                                1997      -         -           -               -                  -               -            -

Paul K. Danner (2)
Chief Executive Officer         1999  $143,884   255,000(6)     -               -                660,00            -            -
                                1998      -         -           -               -                  -               -            -
                                1997      -         -           -               -                  -               -            -

Rudy C. Theale(3)
President                       1999  $178,000   478,125(6)     -               -             1,803,500            -            -
                                1998      -         -           -               -                  -               -            -
                                1997      -         -           -               -                  -               -            -

David Greenspan
Chief Financial Officer         1999  $100,753   204,000(6)     -               -               275,000            -            -
Treasurer and                   1998      -         -           -               -                  -               -            -
Secretary                       1997      -         -           -               -                  -               -            -

Louis Libin (4)
Chief Technology Officer        1999  $102,580    63,750(6)     -               -               489,600            -            -
                                1998  $223,699      -           -               -                65,000(7)         -            -
                                1997  $178,651      -           -               -               100,000            -            -

Christopher Liston
VP Investor Relations           1999  $102,753   223,125(6)     -               -               384,030            -            -
                                1998      -         -           -               -                  -               -            -
                                1997      -         -           -               -                  -               -            -

                                        4



Mark Honigsfeld (5)
Chief Executive Officer         1999  $ 93,880      -           -               -               200,000            -            -
                                1998  $251,847      -           -               -               125,000            -            -
                                1997  $250,000      -           -               -               100,000            -            -


--------------------

 (1) Mr. Turner acted as MyTurn.com's principal executive officer from May 1999 until Mr. Danner was elected as Chief Executive Officer in November 1999.

(2) Mr. Danner served as MyTurn.com's Chief Executive Officer from November 1999 to April 2000 when Michael Fuchs was elected Interim Chief Executive Officer.

(3) Mr. Theale served as Executive Vice President from January to November 1999, President from November 1999 to April 2000 and Vice Chairman of the Board from June 8 to July 27, 1999, which position he was re-elected to in April 2000.

(4) Mr. Libin served as Chief Technology Officer and Senior Executive Vice President from January 1997 and January 1999 respectively to July 31, 1999.

(5) Mr. Honigsfeld was elected Chief Executive Officer as of October 1, 1996, served as Chairman of the Board from August 1996 until January 8, 1999, and as President from January 8, 1999 until May 11, 1999. Mr. Honigsfeld and MyTurn.com mutually terminated their employment relationship by agreement dated May 11, 1999.

(6) Bonus was paid in Common Shares valued at $6.375 per share pursuant to MyTurn.com's 1999 Bonus Pool Plan. Pursuant to the 1999 Bonus Pool Plan the following named executives were awarded the following number of Common Shares:

                                           Number of
         Name                             Common Shares
         ----                             -------------

         Robert E. Turner, IV              75,000
         Paul K. Danner                    40,000
         Rudy C. Theale                    75,000
         David Greenspan                   32,000
         Louis Libin                       10,000
         Christopher Liston                35,000

     MyTurn.com registered these Common Shares for resale on February 14, 2000.

(7) Includes 50,000 options granted to replace options to purchase a like number of Common Shares which were canceled in order to effectuate a repricing.

     Each non-employee director of MyTurn.com is entitled to receive a director's fee of $1,000 per meeting (other than telephonic meetings for which the fee is $500), and options to purchase 5,000 Common Shares of MyTurn.com each year, which options will be exercisable for a period of ten years from the date of grant, at an exercise price equal to the market price of the Common Shares on the date of the grant. Additionally, each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of MyTurn.com. The members of the Board of Directors meet regularly, as needed.


              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1999

                        Number of Common           Percentage of Total
                        Shares Underlying           Options Granted To
Name                    Options Granted          Employees in Fiscal Year   Exercise Price     Expiration Date
----                    ---------------          ------------------------   --------------     ---------------

Robert E. Turner          200,000                       3.8%                    $2.50(1)       January 8, 2004
                           33,250                        .6%                    $2.50(2)       May 7, 2004
                          150,000                       2.8%                    $2.50(3)       June 8, 2004
                          350,000                       6.6%                    $2.50(4)       July 20, 2004
                           50,000                        .9%                    $1.00          October 7, 2004
                           78,325                       1.5%                    $5.00          December 2, 2004

Paul K. Danner             25,000                        .5%                    $2.50(1)       January 8, 2004
                          200,000                       3.8%                    $2.50(3)       June 8, 2004
                          225,000                       4.3%                    $2.50(4)       July 20, 2004
                          150,000                       2.8%                    $1.00          October 7, 2004
                           60,000                       1.1%                    $5.00          December 2, 2004

Rudy C. Theale            650,000                      12.3%                    $2.50(1)       January 8, 2004
                          100,000                       1.9%                    $2.50(3)       June 8, 2004
                          750,000                      14.2%                    $2.50(4)       July 20, 2004
                          150,000                       2.8%                    $1.00          October 7, 2004
                          153,500                       2.9%                    $5.00          December 2, 2004

David Greenspan            35,000                        .7%                    $2.50(1)       January 8, 2004
                           65,000                       1.2%                    $2.50(3)       June 8, 2004
                          100,000                       1.9%                    $2.50(4)       July 20, 2004
                           50,000                        .9%                    $1.00          October 7, 2004
                           25,000                        .5%                    $5.00          December 2, 2004

Louis Libin               200,000                       3.8%                    $2.50(1)       January 8, 2004
                           50,000                        .9%                    $2.50(3)       June 8, 2004
                           50,000                        .9%                    $2.50(4)       July 20, 2004
                          100,000                       1.9%                    $5.00          December 2, 2004
                           50,000                        .9%                    $1.00          October 7, 2004
                           39,600                        .9%                    $5.00          December 2, 2004

Christopher Liston         50,000                        .9%                    $2.50(1)       January 8, 2004
                          100,000                       1.9%                    $2.50(3)       June 8, 2004
                          150,000                       2.8%                    $2.50(4)       July 20, 2004
                           50,000                        .9%                    $1.00          October 7, 2004
                           34,030                        .6%                    $5.00          December 2, 2004

Mark Honigsfeld           200,000                       3.8%                    $3.25(5)       January 8, 2004

-------------

     (1) These options were initially granted in 1999 at an exercise price of $5.81 per share and later repriced to market of $2.50 per share. See "Executive Compensation - Report on Repricing of Options."

     (2) These options were initially granted in 1999 at an exercise price of $3.37 per share and later repriced to market of $2.50 per share. See "Executive Compensation - Report on Repricing of Options."

     (3) These options were initially granted in 1999 at an exercise price of $6.25 per share and later repriced to market of $2.50 per share. See "Executive Compensation - Report on Repricing of Options."

     (4) These options were initially granted in 1999 at an exercise price of $5.25 per share and later repriced to market of $2.50 per share. See "Executive Compensation - Report on Repricing of Options."

     (5) These options were initially granted in 1999 at an exercise price of $5.00 per share and later repriced to market of $3.25 per share. See "Executive Compensation - Report on Repricing of Options."


                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
            ENDED DECEMBER 31, 1999 AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Shares
                                                           Underlying Unexercised          Value of Unexercised
                               Number of                        Options at                      In-the-Money Options
                           Shares Acquired      Value        December 31, 1999               at December 31, 1999
Name                         on Exercise      Realized    Exercisable/Unexercisable       Exercisable /Unexercisable
----                         -----------      --------    -------------------------       --------------------------

Robert E. Turner                 -              -              125,000/736,575                  $559,375/$2,658,416

Paul K. Danner                   -              -              155,000/505,000                  $825,625/$1,806,875

Rudy C. Theale               15,000        $  15,000           150,000/1,538,500                $768,750/$5,592,938

David Greenspan                  -              -               55,000/220,000                  $288,125/$790,000

Louis Libin                 205,000        $ 512,500           260,000/139,600                  $780,000/$441,950

Christopher Liston            9,700        $   9,700            83,633/290,697                  $384,528/$1,041,376

Mark Honigsfeld             330,300        $ 556,250            94,770/0                        $308,656/$0



Employment Contracts, and Termination of Employment and Change-in-Control Arrangements

Employment Agreements

Robert E. (Teddy) Turner

     MyTurn.com is a party to an Employment Agreement with Robert E. (Teddy) Turner, IV for a term of three years commencing as of January 8, 1999, which is subject to continuing, annual, automatic one-year extensions. Mr. Turner's Employment Agreement was extended an additional two years in December 1999.

     The Employment Agreement provides for base annual compensation of $208,000 per annum, although Mr. Turner and MyTurn.com mutually agreed, as of May 7, 1999, to reduce his annual salary to $100,000; simultaneously, Mr. Turner was granted five-year options to purchase 33,250 Common Shares at an exercise price of $3.25 per share (these options were subsequently repriced to $2.50 per share). Mr. Turner is entitled to be granted five-year options to purchase 33,250 each year at market price for each one year period that his salary remains at the reduced rate. Mr. Turner's Employment Agreement does not require Mr. Turner to devote all of his time to MyTurn.com's business and allows him to participate in other activities which do not prevent Mr. Turner from fulfilling his obligations to MyTurn.com. In addition to such base compensation Mr. Turner is entitled to receive a sales and marketing bonus, which will allow him to earn a bonus of up to 50% of his base compensation each year, based on certain performance thresholds.

     Mr. Turner also receives an expense allowance of up to $500 per month and an automobile allowance in the amount of $1,000 per month. He is also entitled to reimbursement of accountable customary business expenses.

     Mr. Turner's employment agreement provides that, notwithstanding the rolling three-year term thereof, it can be terminated prior to the expiration date under the following circumstances: (i) death; (ii) total disability (as provided for in the Employment Agreement); (iii) termination by MyTurn.com for "cause" (as defined in the Employment Agreement); (iv) termination by MyTurn.com at any time upon written notice to Mr. Turner; (v) termination by Mr. Turner at any time for "good reason" (as defined in the Employment Agreement); or (vi) termination by MyTurn.com at any time within 12 months after a "change in control" (as defined in the Employment Agreement).

     Mr. Turner's employment agreement provides for compensation under certain circumstances upon termination of employment (in addition to accrued but unpaid compensation) as follows: (i) in the event of Mr. Turner's death, his estate or spouse would be entitled to receive an amount equal to his monthly salary as of the date of death multiplied by the number of full years that he had been an employee of MyTurn.com or a subsidiary or a predecessor in interest thereof;
(ii) in the event of termination of the employment agreement due to disability, Mr. Turner is entitled to receive an amount equal to his monthly salary as of the date of termination of the employment agreement, multiplied by the number of full years that he had been an employee of MyTurn.com or a subsidiary or a predecessor in interest thereof (but, in no event, would he be entitled to an amount equal to less than three months of salary); and (iii) in the event of termination of employment by MyTurn.com following a "change of control" or for any reason other than death, disability or "cause," or in the event of termination of the employment agreement by Mr. Turner for "good reason," he is entitled to receive his full salary for the unexpired term of such agreement, without mitigation of damages based upon employment obtained elsewhere.

     Mr. Turner's employment agreement provides for a restriction on the solicitation of customers of MyTurn.com for a period of two years following termination thereof, and a covenant not to compete with MyTurn.com for a period of twelve months following termination of employment for cause.

Rudy C. Theale, Jr.

     Effective January 8, 1999, MyTurn.com and Rudy C. Theale, Jr. entered into a three-year employment agreement which provided for Mr. Theale to serve as MyTurn.com's Executive Vice President on a full-time basis. On June 8, 1999 Mr. Theale was appointed MyTurn.com's Vice- Chairman of the Board. Mr. Theale and MyTurn.com subsequently agreed that in November 1999 that Mr. Theale would serve as MyTurn.com's President, in lieu of the aforementioned positions. He held this position until April 4, 2000 when he was re-elected as Vice Chairman of the Board. Mr.

Theale's employment agreement provides for a salary of $208,000 per annum, although Mr. Theale and MyTurn.com mutually agreed, as of May 7, 1999, to reduce his annual salary to $160,000. In addition to salary, Mr. Theale is entitled to receive a sales and marketing bonus upon the same terms and conditions as are applicable to Mr. Turner's bonus. Other terms of Mr. Theale's employment agreement conform in structure to the material provisions that are applicable to Mr. Turner's, such as renewal, benefits, restrictive covenants and termination without any requirement to mitigate damages. Mr. Theale's employment agreement was extended an additional two years in December 1999.

Paul K. Danner

     Effective September 1, 1999 MyTurn.com and Paul K. Danner entered into a three year employment agreement providing for Mr. Danner to serve as MyTurn.com's Chief Executive Officer commencing as of November 19, 1999. When Michael Fuchs became Interim Chief Executive Officer in April 2000, Mr. Danner became Executive Vice President, Office of the President; however, the terms of his Employment Agreement did not change. Pursuant to the employment agreement he served as MyTurn.com's President and Chief Operating Officer from September 1, 1999 to November 18, 1999. Mr. Danner's employment agreement provides for an annual salary of $250,000. Additionally, Mr. Danner's employment agreement provides for a restriction on the solicitation of customers of MyTurn.com and a covenant not to compete with MyTurn.com for a period of one year following the termination or expiration of the agreement.

     Mr. Danner's employment agreement provides that it may be terminated prior to the expiration date (i) by MyTurn.com for "cause", as that term is defined in the employment agreement; (ii) by Mr. Danner upon thirty (30) days written notice in the case of a "change in control" (as defined in the employment agreement); and (iii) by MyTurn.com at any time within twelve months after a change in control upon written notice, in which case MyTurn.com is responsible to pay Mr. Danner an amount equal to the salary which would have been payable to him for the remaining term of the employment agreement. Further, if Mr. Danner becomes disabled for a period of three months he shall receive his full salary and for the next three months he shall receive 50% of his salary. If he is disabled for a continuous period of at least six months or 150 business days during a nine month period MyTurn.com has the right to terminate Mr. Danner's employment under the employment agreement.

Mark Honigsfeld

     Effective October 1, 1996, MyTurn.com and Mark Honigsfeld entered into a three year Employment Agreement. Mr. Honigsfeld's Employment Agreement provided for base annual compensation of $250,000. Additionally, Mr. Honigsfeld's Employment Agreement allowed him to devote up to10% of his working time to other endeavors that were not in competition with MyTurn.com. Other terms of Mr. Honigsfeld's Employment Agreement conformed in structure to the material provisions that are applicable to Mr. Turner's such as renewal, benefits, termination without any requirement to mitigate damages and restrictive covenants (except that the period of Mr. Honigsfeld's restrictive covenant was six months, not twelve).

     MyTurn.com and Mr. Honigsfeld entered into a Termination Agreement as of May 11, 1999 (the "Honigsfeld Termination Agreement"); simultaneously, Mr. Honigsfeld and MyTurn.com entered into a Consulting Agreement. Both such Agreements were terminated pursuant to an Amended and Restated Termination Agreement and Termination of Consulting Agreement, dated as of July 2, 1999 (the " Amended and Restated Agreement"). Pursuant to the Honigsfeld Termination Agreement, and the Amended and Restated Agreement, MyTurn.com paid Mr. Honigsfeld $100,000 in cash and issued 75,000 Common Shares to him. Such shares have not been registered under the Securities Act of 1933, as amended, and MyTurn.com is not under any obligation to register them at any time in the future. Additionally, pursuant to the Consulting Agreement MyTurn.com issued 62,500 Common Shares to Mr. Honigsfeld out of treasury and paid him $66,666 in cash. Furthermore, pursuant to the Amended and Restated Agreement, MyTurn.com is obligated to pay to Mr. Honigsfeld an amount equal to eighty percent (80%) of the royalty payable by Admit Computer Services, Inc. ("Admit") to MyTurn.com; such royalty is based on revenues derived by Admit from the sale or licensing of products and/or assets acquired by Admit from MyTurn.com in connection with its purchase of MyTurn.com's Public Safety Business. Mr. Honigsfeld also entered into certain restrictive covenants, which prohibit him from disclosing certain information about customers of MyTurn.com or soliciting any such customers, and prohibit him from revealing any of MyTurn.com's trade secrets. In addition, all unexercised options held by Mr. Honigsfeld became immediately vested as of the date of the Amended and Restated Agreement in accordance with their respective terms.

     Furthermore, pursuant to the Amended and Restated Agreement, MyTurn.com registered the resale of 62,500 Common Shares that had been issued to Mr. Honigsfeld in connection with the Consulting Agreement.

Louis Libin

     Effective January 6, 1997, MyTurn.com and Louis Libin entered into a three-year Employment Agreement which provided for a salary of $200,000, $225,000, and $250,000 per annum in the first, second and third years, respectively. Additionally, Mr. Libin's Employment Agreement allowed him to devote up to one day each week to other endeavors that were not in competition with MyTurn.com. Other terms of Mr. Libin's Employment Agreement generally conformed in structure to the material provisions of Mr. Honigsfeld's, such as with respect to bonuses, benefits, restrictive covenants and termination. Effective January 7, 1999, Mr. Libin was also granted options to purchase 200,000 Common Shares upon the same terms and conditions as those granted to Mr. Honigsfeld prior to the repricing and vesting acceleration described above.

     Mr. Libin entered into a Termination Agreement with MyTurn.com effective as of July 31, 1999 (the "Libin Termination Agreement"). Pursuant to the Libin Termination Agreement, MyTurn.com paid to Mr. Libin an aggregate of $107,500 in six monthly installments which commenced in August, 1999. In addition, a stock option to purchase 50,000 Common Shares previously granted to Mr. Libin became immediately exercisable and the exercise price was subsequently repriced to $2.50 per share. Furthermore, MyTurn.com granted Mr. Libin a stock option to purchase 50,000 Common Shares, vesting in one-third increments on July 31, 2000, 2001, and 2002, at an exercise price of $5.25 per share, which options the Board of Directors subsequently repriced to $2.50 and declared fully vested. See "Executive Compensation - Report on Repricing of Options".

Report on Repricing of Options

     At a meeting of the Board of Directors on May 7, 1999, the Board of Directors approved a repricing of options covering an aggregate of 200,000 Common Shares held by Mr. Honigsfeld to $3.25 per share, the market price on that date, in connection with the termination of MyTurn.com's and Mr. Honigsfeld's employment relationship. Additionally, on such date, options held by Mr. Libin covering an aggregate of 315,000 Common Shares were repriced to market of $3.25 per share in connection with Mr. Libin's agreement to take a voluntary reduction in annual salary from $225,000 to $160,000.

     At a meeting of the Board of Directors held on September 1, 1999, the Board of Directors approved the repricing of certain existing employee and non-employee director stock options, including options covering an aggregate of 450,000 Common Shares held by Mr. Danner, 733,250 Common Shares held by Mr. Turner, 1,400,000 Common Shares held by Mr. Theale, 200,000 Common Shares held by Mr. Liston, 200,000 Common Shares held by Mr. Greenspan, 315,000 Common Shares held by Mr. Libin, and options covering 290,950 Common Shares held by other persons. The Board discussed that the purpose of granting options to employees was to provide incentive for the employees to align their interest with the stockholders of MyTurn.com as well as to engender employee loyalty to MyTurn.com. It was noted that many of the options were granted at a time when the price of MyTurn.com's Common Shares was substantially higher than the current market price at such date, and that those options currently did not and would not provide incentive to those employees to remain with MyTurn.com if they received competing offers for their services. Accordingly, the options were repriced from various exercise prices to market at September 1, 1999, or $2.50 per share, to incentivise, motivate and help to retain certain of MyTurn.com's employees and non-employee directors. See Note 7 to MyTurn.com's Consolidated Financial Statements (starting on page F-1 of MyTurn.com's Annual Report on Form 10-KSB for the year ended December 31, 1999, a copy of which accompanies this Proxy Statement) regarding the accounting treatment of certain of the options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of MyTurn.com based solely upon records available to it, certain information as of August 1, 2000 regarding the beneficial ownership of MyTurn.com's Common Shares (i) by each person who MyTurn.com believes to be the beneficial owner of more than 5% of its outstanding Common Shares, (ii) by each current director, (iii) by each person listed in the Summary Compensation Table under "Executive Compensation" and (iv) by all current executive officers and directors as a group:

Name and Address
of Beneficial Owner                     Number                  Percent
-------------------                     ------                  -------

Robert E. (Teddy) Turner, IV        819,825(1)(12)               6.47 %
1080 Marina Village Parkway
Alameda, CA 95401

Rudy C. Theale, Jr.               1,231,833(2)(12)               9.42%
1080 Marina Village Parkway
Alameda, CA 95401

Paul K. Danner                      700,000(3)(12)               5.58%
1080 Marina Village Parkway
Alameda, CA 95401

Christopher Liston                  159,330(4)(12)               1.32%
333 First North Street
Jacksonville Beach, Florida 32250

David Greenspan                     100,000(5)(12)                 *
3340 Peachtree Road, Suite 1776
Atlanta, Georgia 30326

Mark Bradlee                        365,144(6)(12)               2.99%
1080 Marina Village Parkway
Alameda, CA 95401

Brian Dougherty                     129,106(7)                   1.07%
1080 Marina Village Parkway
Alameda, CA 95401

Michael Fuchs                     2,000,000(8)                  14.44%
9 West 57th Street - Suite 4220
New York, New York  10019

Joseph Antonini                     200,000(9)                   1.66%
1800 Westmaple Road
Troy, Michigan  48084

Harold Lazarus                       27,000(10)                   *
134 Hofstra University
Hempstead, New York 11549

Louis Libin                         379,300(11)                  3.10%
949 Greenfield Road
Woodmere, New York  11598

Mark Honigsfeld                       5,000                       *
969 East End
Woodmere, New York  11598

Jeffrey Coats                             0                       *
200 Madison Avenue
Suite 2225
New York, New York  10016

Mark N. Kaplan, Esq.                 50,000(13)                   *
Skadden, Arps, Slate,
Meagher & Flom, LLP
Four Times Square
New York, New York  10036-6522

All executive officers and directors
as a group (13 persons)           5,936,076(1-3), (6-10)        33.38%
                                           (13), (14)
-------------------
         *  Less than 1%

     (1) Includes 744,825 shares issuable to Mr. Turner upon the exercise of options currently exercisable or exercisable within 60 days.

     (2) Includes 1,156,833 shares issuable to Mr. Theale upon the exercise of options currently exercisable or exercisable within 60 days.

     (3) Includes (i) 660,000 shares issuable to Mr. Danner upon the exercise of options currently exercisable or exercisable within 60 days and (ii) 3,000 shares held by Mr. Danner as custodian for his children.

     (4) Includes 114,330 shares issuable to Mr. Liston upon the exercise of options currently exercisable or exercisable within 60 days.

     (5) Includes 45,000 shares issuable to Mr. Greenspan, the former Chief Financial Officer, Treasurer and Secretary of MyTurn.com, upon the exercise of options currently exercisable or exercisable within 60 days.

     (6) Represents (i) 196,334 Common Shares issuable to Mr. Bradlee upon the exercise of options currently exercisable or exercisable with in 60 days,
     (ii) 36,000 Common shares issuable to various trusts for the benefit of Mr. Bradlee's minor children of which Mr. Bradlee is a trustee, and (iii) 132,810 Common Shares issuable upon the exercise of currently exercisable Class B Warrants. Does not include up to 299,500 Common Shares issuable to Mr. Bradlee and an aggregate of 150,000 Common Shares issuable to the Timothy James Bradlee Trust December 22, 1999, Christine Michelle Bradlee Trust December 22, 1999 and the Bradlee Family Education Trust December 22, 1999 underlying Class A Warrants, which are exercisable upon MyTurn.com reaching certain business milestones, the timing of which, if reached, cannot presently be determined.

     (7) Includes 84,510 Common Shares issuable to Mr. Dougherty upon the exercise of currently exercisable Class B Warrants. Does not include up to 224,700 Common Shares issuable to Mr. Dougherty and 44,196 Common Shares issuable to Anna Lijphart and Mr. Dougherty, underlying Class A Warrants, which are exercisable upon MyTurn.com reaching certain business milestones, the timing of which, if reached, cannot presently be determined.

     (8) Represents 2,000,000 Common Shares issuable to Mr. Fuchs upon exercise of currently exercisable warrants.

     (9) Includes 50,000 Common Shares issuable to Mr. Antonini upon exercise of currently exercisable warrants.

     (10) Includes 17,000 Shares issuable to Dr. Lazarus upon the exercise of options currently exercisable or exercisable within 60 days.

     (11) Includes 379,300 Shares issuable to Mr. Libin upon the exercise of currently exercisable options.

     (12) The options referred to in footnotes (1), (2), (3), (4), (5) and (6) are subject to accelerated vesting. In the event there is a change in control in MyTurn.com, such options shall become exercisable to purchase 100% of the Common Shares thereunder on the date preceding the change in control. For this purpose, "change in control" means

                  o any transfer of 50% of MyTurn.com's outstanding Common Shares or voting power, except in connection with any acquisition of Company Common Shares by certain members of MyTurn.com's management;

                  o the approval by MyTurn.com's stockholders of a merger or consolidation in which the pre-merger or pre-consolidation stockholders of MyTurn.com do not own more than 50% of the voting power of the merged or consolidated entity;

                 o the transfer of more than 50% of MyTurn.com's assets; or

                  o a change in the composition of the Board of Directors of MyTurn.com where those persons who were directors at the beginning of a calendar year and those persons elected as directors during such calendar year with the approval of a majority of directors then still in office cease to constitute a majority of the directors.

     (13) Represents 50,000 Common Shares issuable to Mr. Kaplan upon the exercise of options currently exercisable or exercisable within 60 days.

     (14) Includes (i) 127,834 shares issuable to Denis Squeri, Vice-President Corporate Communications, (ii) 142,667 shares issuable to Donald Reeves, Vice-President Software Development, and (iii) 142,667 shares issuable to David Durran, Vice-President Hardware Development, in each case upon the exercise of options and warrants currently exercisable or exercisable within 60 days. Does not include up to 100,000 Common Shares issuable to Denis Squeri, an aggregate of up to 62,000 Common Shares issuable to the David Hunter

         Squeri 2000 Custodial Trust and the Richard Lawson Squeri 2000 Custodial Trust, up to 175,000 Common Shares issuable to Donald Reeves, and up to 175,000 Common Shares issuable to David Durran, in each case underlying Class A Warrants, which are exercisable upon MyTurn.com reaching certain business milestones, the timing of which, if reached, cannot presently be determined.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 8, 1999, e.TV Commerce, Inc., MyTurn.com's wholly owned subsidiary ("e.TV"), acquired certain assets of LocalNet Communications, Inc. ("LocalNet"), a Jacksonville, Florida-based corporation. The LocalNet assets were acquired pursuant to a peaceful surrender agreement (the "Peaceful Surrender Agreement") to satisfy $750,000 in principal of a $1,800,000 secured loan previously made by MyTurn.com to LocalNet pursuant to a Loan and Security Agreement dated as of October 6, 1998, as amended as of October 23, 1998 and as of November 12, 1998 (the "Loan"). The Loan was secured by all of the assets of LocalNet. During the period October 6, 1998 through January 8, 1999, Messrs. Theale and Turner were directors and officers of LocalNet but did not serve in any capacity for MyTurn.com.

     On January 7, 1999, MyTurn.com's Board of Directors adopted resolutions expanding the number of members of the Board from five to seven. Also on that date, resolutions were adopted authorizing the execution of employment agreements between MyTurn.com and each of Messrs. Turner and Theale, pursuant to which Agreements Messrs. Turner and Theale would serve as both directors and officers of MyTurn.com. See "Executive Compensation--Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

     MyTurn.com is a party to an Indemnification Agreement dated January 8, 1999 (the "Indemnification Agreement") with Rudy C. Theale, Jr., the Vice Chairman of the Board and a Director of MyTurn.com. Pursuant to the Indemnification
Agreement, MyTurn.com agreed to indemnify Mr. Theale up to $170,000 for any liability incurred by Mr. Theale in the action encaptioned James B. Palmer v. LocalNet Communications, Inc., Rudy C. Theale, et al. In January 2000, MyTurn.com performed its indemnification obligations and also agreed to loan Mr. Theale $82,256.74 to be utilized in addition to the amount under the Indemnification Agreement to resolve the law suit. Mr. Theale delivered a promissory note to MyTurn.com in such principal amount, bearing interest at the rate of 10% per annum, which interest is due and payable together with the principal on or before February 3, 2002. The note may be prepaid by Mr. Theale at any time.

     MyTurn.com entered into the Indemnification Agreement with Mr. Theale in connection with his employment. In connection with the Indemnification Agreement and the loan to Mr. Theale, MyTurn.com determined it would be in the best interests of MyTurn.com and its stockholders to enter into the Indemnification Agreement and provide the loan to Mr. Theale in order to eliminate distractions caused by the Palmer law suit on Mr. Theale and management.

     On December 22, 1999, MyTurn.com's wholly owned subsidiary, GPC Acquisition Corp., acquired substantially all of the assets and assumed certain liabilities of Global PC, Inc. pursuant to an Asset Purchase Agreement dated July 30, 1999 (the "Global PC Agreement"). The Common

Shares and Warrants issued by MyTurn.com pursuant to the Global PC Agreement were valued, in the aggregate, at approximately $17,000,000. During the period July 30, 1999 through December 22, 1999, Messrs. Bradlee and Dougherty were officers and directors of Global PC, and it principal shareholders, but did not serve in any capacity for MyTurn.com.

     In connection with the Global PC Agreement, 299,500 Class A Warrants and 442,700 Class B Warrants were issued to Mr. Bradlee, and 150,000 Class A Warrants and 120,000 Class B Warrants were issued to various trusts of which Mr. Bradlee is one of the Trustees. Of the Class B Warrants issued to Mr. Bradlee, 350,000 were delivered into escrow as security for Mr. Bradlee's indemnification obligations under the Global PC Agreement. Pursuant to the Global PC Agreement, 224,700 Class A Warrants and 281,700 Class B Warrants were issued to Mr. Dougherty. Of the Class B Warrants issued to Mr. Dougherty, 175,000 were delivered into escrow as security for Mr. Bradlee's indemnification obligations under the Global PC Agreement. Reference is made to Proposal 2, "Approval of the Issuance of Common Shares Upon the Exercise of Warrants in Connection with the Acquisition of the Assets of Global PC, Inc." for a complete description of the Warrants issued in connection with the Global PC Agreement, as well as a complete description of the indemnification obligations of Mr. Bradlee and Mr. Dougherty. Reference is also made to the financial statements included in Item 7 of the Current Report on Form 8-K/A for an event dated December 22, 1999, (a copy of which Form 8-K/A is included with this Proxy Statement) for information concerning, among other things, the assets acquired.

     In March 2000, MyTurn.com received a financial commitment from Michael Fuchs, its Chairman of the Board and Interim Chief Executive Officer, to fund working capital deficits of up to $500,000 per month for the 12 months beginning April, 2000 if proceeds from operations or other fund raising efforts are not sufficient to meet MyTurn.com's working capital needs. As of July 31, 2000, Michael Fuchs had funded working capital needs by providing $6,450,000 to MyTurn.com. MyTurn.com recognized the capital infusions as subscriptions for Preferred Stock. The terms of the Preferred Stock includes a face amount of $1,000 per share, and conversion of the face amount per share into either Common Shares based on the fair market value per share at the time of each infusion, or securities issued in a future private financing before December 31, 2000, based on the purchase price of such securities. Other terms of the Preferred Stock are to be mutually determined.

     In March 2000, MyTurn.com received a commitment from certain members of management who hold options to purchase up to 3,159,405 Common Shares that they will exercise these options on or prior to June 30, 2000. As of June 30, 2000, proceeds of $1,685,000 had been raised from the exercise of 785,000 of these shares. Presently, the intentions of these option holders is undetermined.

     To the extent that MyTurn.com may enter into any agreements with related parties in the future, the Board of Directors of MyTurn.com has determined that the terms of such agreements must be commercially reasonable and no less favorable to MyTurn.com than it could obtain from unrelated third parties. Additionally, the Board of Directors of MyTurn.com has further determined that such agreements must be approved by a majority of the disinterested directors of MyTurn.com.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     MyTurn.com's Board of Directors is currently divided into three classes. Each class of directors is elected for a three-year term. Class I Directors will be elected at the Meeting and will serve until the Annual Meeting of Stockholders in 2003. Mark Bradlee, Brian Dougherty and Mark N. Kaplan currently serve as the Class I directors of MyTurn.com and will serve until their respective successors are elected and qualified. Class II directors will serve until the Annual Meeting of Stockholders in 2001 or until their successors are elected and qualified. Rudy C. Theale, Jr., Harold Lazarus, Ph.D. and Michael Fuchs are MyTurn.com's Class II Directors. Class III directors will serve until the Annual Meeting of Stockholders in 2002 or until their successors are elected and qualified. Teddy Turner, Joseph Antonini and Jeffrey Coats currently serve as MyTurn.com's Class III directors.

Nominees for Director

     The following table sets forth the positions and offices held by each of Mark Bradlee, Brian Dougherty and Mark N. Kaplan, MyTurn.com's nominees for Class I directors, his age as of September 1, 2000 and the year in which he became a director. The Board unanimously recommends a vote FOR all nominees.


                                Class I Directors
                      Term Expiring at 2003 Annual Meeting

                                      Positions and Offices Presently       Year Became
Name                       Age           Held with MyTurn.com                a Director
----                       ---           --------------------                ----------

Mark Bradlee                51        Director, Executive Vice President        1999
                                      Worldwide Sales/Business
                                      Development

Brian Dougherty             44        Director                                  1999

Mark N. Kaplan              70        Director, Audit Committee                 2000
                                      Chairman

     Biographies of Messrs. Bradlee, Dougherty and Kaplan are provided in the following section of this Proxy Statement, "Directors and Executive Officers."

Directors and Executive Officers.

     The names, ages and positions of the executive officers and directors of MyTurn.com as of September 1, 2000, are set forth below.

                                                                                               Class of
Name                                   Age     Positions Held                                Directorship
----                                   ---     --------------                                ------------

Michael Fuchs                          54      Chairman of the Board,                             II
                                               Interim Chief Executive Officer
                                               and Director

Rudy C. Theale, Jr.                    26      Vice Chairman of the Board                         II
                                               and Director

Robert E. (Teddy) Turner, IV           37      Director                                          III

Mark Bradlee                           51      Director, Executive Vice President                  I
                                               Worldwide Sales/Business Development

Brian Dougherty                        44      Director                                            I

Joseph Antonini                        59      Director, Audit Committee Member                  III

Jeffrey Coats                          42      Director                                          III

Harold Lazarus, Ph.D                   73      Director, Audit Committee Member                   II

Mark N. Kaplan                         70      Director, Audit Committee Chairman                  I

Paul K. Danner                         43      Executive Vice President,                           -
                                               Office of the President, Secretary and
                                               Treasurer

Mike Nelson                            53      Chief Marketing Officer                             -

Denis Squeri                           41      Vice President, Corporate                           -
                                               Communications

Bob Lyells                             47      Vice President Manufacturing                        -

Don Reeves                             32      Vice President Software Development                 -

Dave Durran                            39      Vice President Hardware Development                 -


Michael Fuchs

     Michael Fuchs has served as a director of MyTurn.com since January 2000 and as its Chairman and Interim Chief Executive Officer since April 2000. Since November 1995, Mr. Fuchs has been an investor and a consultant in the media business. Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a division of TimeWarner Entertainment Company, LP from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a division of TimeWarner, Inc., from May 1995 to November 1995. Mr. Fuchs is Chairman of Autobytel.com, Inc. and he also has served as a Director of Wink Communications, Inc. since June 1998 and as a director of Latin Communications Group. Mr. Fuchs holds a BA Degree from Union College and a JD Degree from the New York University School of Law.


Rudy C. Theale, Jr.

     Mr. Theale was named Vice Chairman of the Board of MyTurn.com on April 4, 2000. He served as Executive Vice President of MyTurn.com from January 1999 until November 19, 1999, when he was elected President. He held that position until April 4, 2000. He also served as the Vice Chairman of the Board of MyTurn.com from June 8, 1999 until July 27, 1999, and has served as a director since March 21, 1999. Mr. Theale has served as President and a director of LocalNet since April 1997, where he was primarily responsible for sales and marketing efforts, and the general oversight of daily operations. From February 1996 until January 1997, Mr. Theale served as President of SDI, Inc. where he was primarily responsible for sales and marketing management as well as the general oversight of daily operations. At age seventeen Mr. Theale founded ReCom, a cellular phone refurbishing company, which grew to $3 million in sales the first two years. Afterwards, he formed SmartPhone America, a prepaid cellular business, which achieved sales of more than $12 million in 1996. SmartPhone was a pioneer in providing cellular telephone service to the market segment that was unable to meet stringent credit requirements of early cellular providers.

Robert E. (Teddy) Turner, IV

     Mr. Turner joined MyTurn.com in January 1999 as Chairman of the Board, a position in which he served until January 4, 2000. He was elected as a director of MyTurn.com in March 1999. Mr. Turner served as MyTurn.com's principal executive officer from May 1999 until November 1999. Mr. Turner served from December 1997 until September 1998 as Chairman of the Board and President of, Zekko Corp. ("Zekko"). Zekko operated predominantly in the areas of technology acquisition, development and marketing. From October 1996 until December 1997, Mr. Turner served as the President of Turner Telecommunication, an organization which concentrated in the acquisition and development of telecommunication products. Mr. Turner specialized in the research and analysis of potential telecommunication product acquisitions. From June 1993 until October 1996, Mr. Turner was a manager with Turner Home Entertainment, a domestic home video company where he was responsible for the Southeastern United States sales and promotional divisions. Mr. Turner has been a director of All Seasons Vehicles, Inc., a publicly traded manufacturer of track driven all season vehicles, since April 1997, and Chairman of the Board of U.S. Bison Co., LLC an

Atlanta, Georgia-based bison products marketing company. Mr. Turner sits on the Boards of several foundations including The Turner Foundation, Inc., Jane Smith Turner Foundation, the Georgia Chapter of Juvenile Diabetes Foundation, the North Florida Chapter of the Nature Conservancy and the City of Jacksonville Commission on Television and Film. He also sits on the Board of Trustees of St. Mary's College of Maryland. Mr. Turner holds a Bachelor of Science Degree in Business Administration from The Citadel.

Mark Bradlee

     Mr. Bradlee became a director and the Executive Vice President - World-Wide Sales and Business Development of MyTurn.com in December 1999. Mr. Bradlee was a founder of Global PC, Inc. and has served as the President and Chief Executive Officer of Global PC, Inc. since April of 1998, the time of Global PC, Inc's inception. From October of 1992 to October of 1997, Mr. Bradlee was the Executive Vice-president of YES! Entertainment, a toy manufacturer. In or about June, 1999, a bankruptcy petition was filed with respect to YES! Entertainment. In his 28 year career he also, among other things, managed the launch and sales of Nintendo from 1985 to 1987 and managed Atari's video game business in the U.S. in 1981. Mr. Bradlee holds a Bachelor's Degree in Marketing from Boston College.

Brian Dougherty

     Mr. Dougherty became a director of MyTurn.com in January 2000. Since January 1997 until presently, Mr. Dougherty has been Chairman and Chief Technology Officer of Wink Communications ("Wink") publicly traded interactive television software designer and provider of interactive television services. From October of 1994 until January of 1997, Mr. Dougherty was Chairman and Chief Executive Officer of Wink. Mr. Dougherty was one of the founders of Global PC, Inc. and has been Global PC, Inc.'s Chairman and Chief Technology Officer.

Joseph Antonini

     Mr. Antonini's successful career began in 1964 as a management trainee in the stockroom of a Pennsylvania Kmart store from where he successfully worked his way up to be named Chairman & CEO of Kmart Corporation, the nation's second largest retailer. Mr. Antonini is credited with expanding the company into a global retailer and diversifying into other retail businesses. During his time as Chairman of Kmart, Mr. Antonini's accomplishments included updating 70 percent of the 2,350 stores, introducing the prototype Super Kmart Center concept, and opening new markets in Alaska, Hawaii, Long Island, New York City, Guam and the Caribbean. Mr. Antonini is credited with engineering the expansion and growth of Kmart Specialty Division, the largest multi-specialty group in the world. Consisting of Sports Authority, Office Max, Builders Square, Borders/Walden Book Group, Warehouse Clubs and drug stores, this group generated annual revenues of more than $24 billion. During his tenure as Chairman & CEO, Mr. Antonini set company records for net profit of $941 million and market value of $13 billion. With an understanding of the mass markets, Mr. Antonini helped establish successful branding programs with names such as Jaclyn Smith, Martha Stewart, Kathy Ireland, Fuzzy Zoeller and the Andretti Racing Team. He currently serves as a Director of American Speedy Printing, Shell Oil Company, Ziebart, Inc. and Andretti Wine Group

Ltd. and previously served on numerous other boards including NBD Bank and Chrysler Corporation. He prides himself with his dedication to community service and volunteerism as displayed by the long list of Antonini beneficiaries which include the Michigan Cancer Foundation, Boys and Girls Club of Michigan, Leukemia Society of America and United Way, and others. He has received numerous awards including induction into the prestigious Horatio Alger Association of Distinguished Americans along with Oprah Winfrey. Mr. Antonini holds Honorary Degrees from Detroit College of Law, Central Michigan College and Kent College. Mr. Antonini, a graduate of West Virginia University, received the most Distinguished Alumni Award from his Alma Mater.

Jeffrey H. Coats

     Jeffrey H. Coats has served as a Director of MyTurn.com since April 4, 2000. Since July 1999, Mr. Coats has served as a Founder and Managing Director of the T. H. Lee, Putnam Internet Fund. From April 1996 to July 1999, Mr. Coats served as Managing Director of the GE Capital Equity Capital Group, Inc., a wholly owned subsidiary of General Electric Capital Corporation. From September 1991 to April 1993, Mr. Coats was also a Managing Director of GE Capital Corporate Finance Group, Inc., a wholly owned subsidiary of General Electric Capital Corporation. From February 1994 to April 1996, Mr. Coats served as President of Maverick Capital Equity Partners, LLC, and from May 1993 to January 1994, Mr. Coats was a Managing Director with Veritas Capital, Inc., both of which are investment firms. Mr. Coats is the Chairman of the Board of The Hastings Group, Inc., , a privately held clothing retailer, which filed for Chapter 11 bankruptcy in October 1995 and confirmed a plan of liquidation in December 1997. Mr. Coats is a director of Krause's Furniture, Inc., Autobytel.com, Inc., and Wink Communications, Inc., all of which are publicly held. Mr. Coats holds a B.B.A. in Finance from the University of Georgia and an M.A. in International Management in Finance from the American Graduate School of International Management.

Harold Lazarus, Ph.D

     Dr. Lazarus joined MyTurn.com as a director in March 1997. He is presently the Mel Weitz Distinguished Professor of Management at the Hofstra University Frank G. Zarb School of Business (the "Hofstra Business School") since 1980. From 1973 to 1980, Dr. Lazarus served as Dean of the Hofstra Business School. Dr. Lazarus is an organization development consultant who lectures in Europe, Asia, North America and South America on leadership, time management, total quality management, managing change, effective meetings, problem solving, decision making, mission statements, management by objectives, and communications. Dr. Lazarus was Professor of Management at the New York University Leonard N. Stern School of Business for ten years, and he also taught at Columbia University Graduate School of Business and Harvard University Business School. Dr. Lazarus has served on several boards of directors of public companies in the past, including Ideal Toy Corporation, Superior Uniform Group, Inc., Facelifters Home Systems, Inc., Stage II Apparel Corporation, Diplomat Electronics Corporation and Graham-Field Health Products, Inc. Dr. Lazarus has published seven books and 65 articles on business management. He also chairs the board of Phi Beta Kappa Alumni of Long Island (New York). Dr. Lazarus received a Masters of Science Degree and a Doctor of Philosophy Degree in Management and Marketing from Columbia University's Graduate School of Business.

Mark N. Kaplan

     Mark N. Kaplan has served as a director of MyTurn.com since June 2000. Mr. Kaplan has been a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel at such firm. Mr. Kaplan serves on the boards of directors of the following companies whose shares are publicly traded: American Biltrite, Inc., Congoleum Corporation, Inc., DRS Technologies, Inc., Grey Advertising, Inc., REFAC Technology Development Corporation, and Volt Information Sciences, Inc. Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School.

Paul K. Danner

     Paul Danner served as President of MyTurn.com from June, 1999 until November 19, 1999 and Chief Executive Officer from November 1999 to April 4, 2000. He is currently Executive Vice President, Office of the President. From January 1999 until June 1999, Mr. Danner served as Chief Operating Officer of e.TV Commerce, Inc., MyTurn.com's referral network marketing subsidiary, which ceased operations in July 1999, and from September 1998 until December 1998 served in the same position for LocalNet. In this position he was responsible for the oversight and direction of, among other things, LocalNet's network sales operations, supervising approximately 30 employees. From December of 1997 until August of 1998, Mr. Danner was the Vice President - Operations of Zekko Corp., which operated predominantly in the areas of technology acquisition, development and marketing, and supervised the research and development, finance and operations staff. From April 1997 to December 1997, he was the sole principal of Technology Ventures, Inc., a provider of strategic planning, financial and other consulting services. From 1991 to 1996, Mr. Danner was Vice president of Command Communications, Inc., a designer, manufacturer and distributor of communications products. After earning a BS Degree from Colorado State University in 1979, Mr. Danner went on to serve with the United States Navy flying the F-14 Tomcat. Following separation from active duty, Mr. Danner completed the MBA program at Old Dominion University. He also currently serves with the Naval Reserves and is presently assigned to the Naval Air Warfare Center in Orlando, Florida.

Mike Nelson

     Mr. Nelson joined MyTurn.com as its Chief Marketing Officer in March 2000. From March 1996 to June 1999 he worked for GTE Corporation where he held the position of Chief Marketing Officer for GTE Satellite Entertainment and Vice President Marketing for GTE Interactive Media. While there his Internet marketing strategy increased product-driven Web site traffic from 63,000 to over 1,000,000 visitors per month. Before that, from June 1993 to February 1996, he was the Chief Operating Officer of Velocity, Inc. Prior to this position, from June 1990 to March 1993, Mr. Nelson was Chief Operating Officer for Spectrum Holobyte, Inc. where he introduced 23 new products including Tetris, Falcon and Star Trek with revenues eventually exceeding $250 million. During his career, Mr. Nelson has developed and introduced over 30 interactive software brand lines, ten major packaged goods brands including Clorox II, and launched a satellite television service from DirecTV. His unique combination of packaged goods brand building, technology innovations and Internet strategy experience is a valuable new addition. Mr. Nelson holds an MBA degree from the University of California at Berkely.

Denis Squeri

     Mr. Squeri joined MyTurn.com in December 1999 and serves as Vice President Corporate Communications. From September 1998 to December 1999 he served as Vice President Sales of Global PC, Inc. From January 1998 to September 1998 Mr. Squeri served as Vice President, Worldwide Sales for Quantum3D, where he played a key role in establishing Quantum3D as the premier graphics board supplier. Previously, from October 1995 to January 1998 Mr. Squeri held the position of Vice President of Sales and Marketing for MySoftware Company, where he established a major presence at retail and ultimately helped guide the company into the Internet service sector. Between July 1990 and March 1995 Mr. Squeri was the Vice President Sales and Marketing of Complete PC. During his career before that he was Vice President of Sales and Marketing for The Learning Company, establishing them as the leading children's software company and helped pioneer the use of consumer marketing models in the software industry. Mr. Squeri headed the division of Worlds of Wonder where he was responsible for the launch of the Nintendo Entertainment System and its rise to #1 in the video game industry with an 85% market share and $1.5 billion in sales in its second year. He graduated from the University of California at Berkeley with a Bachelor of Arts Degree.

Robert Lyells

     Bob Lyells joined MyTurn.com in March 2000 as its Vice President - Manufacturing. From December 1997 to March 2000 he was the Senior Director Product Assurance and Technology Center of 3D Systems, Inc. At 3D Systems he played a leadership roll in reducing field repairs by 70%, improving manufacturing yields to all time record levels and leading the efforts for Design for Manufacturability. Inc. From October 1994 to December 1997 he was a principal of Quality Systems, a quality assurance consulting company. Before that he had over 11 years of quality and manufacturing management experience in other high-technology companies such as Amdahl Corp., Hewlett Packard Co., Harris Corp., Apple Computer, Quantum Corp., Micropolis Corp., and Maxtor. He was a key member of the Quantum manufacturing management team that brought the first volume manufacturing facility online in Japan. At Micropolis Corp., he was responsible for improving the manufacturing yields from 76% to over 95% in less than 7 weeks. Mr. Lyells also ran a successful consulting practice that focused on Supply Chain Management, Design for Manufacturability, Process Control and Yield Improvement programs. His consulting practice had clients that ranged from Fortune 100 corporations to start-up companies. Mr. Lyells earned his Bachelor of Science Degree in Physics from Illinois Institute of Technology.

Donald Reeves

     Don Reeves joined MyTurn.com in December 1999 and serves as Vice President Software Development. From August 1998 to December 1999 he served as Vice President Software Engineering for Global PC, Inc. Prior to that, from December 1990 to August 1998 he served as Vice President of Engineering at Geoworks. There he was responsible for software development at

Geoworks' four Design Centers, overseeing the development of all Geoworks' operating systems, wireless data service, and device products. Previously he worked as Director of Engineering at Geoworks' Alameda Design Center, which included managing both Wireless Content and Services and GEOS Operating System product groups. Mr. Reeves participated in software design and implementation for several key Geoworks projects, including the Casio Z-7000 Personal Digital Assistant, Geoworks' first handheld device. Mr. Reeves also contributed to GEOS versions 1.0 and 2.0, and managed the GEOS 2.1 and 3.0 operating system releases. Mr. Reeves obtained a Bachelor of Sciences Degree in Electrical Engineering and Computer Science from the University of California at Berkely.

David Durran

     David Durran joined MyTurn.com in December 1999 and serves as Vice President Hardware Development. From July 1998 to December 1999 he served as Vice President Hardware Engineering for Global PC, Inc. Mr. Durran was a Co-Founder of Geoworks, and served as Hardware Architect there from 1983 to 1998. As Hardware Architect, Mr. Durran worked as the liaison between the key hardware suppliers to the smart-phone market, Geoworks software design teams, and Geoworks customers, such as Nokia and Ericsson, developing the platforms that served as the basis for each product. Mr. Durran also served as Program Manager for Enhanced Phones at Geoworks. He was responsible for the introduction of a new software product for wireless mobile hardware. Past projects at Geoworks also include: designing the printing system for GEOS (PC, Apple, and Commodore versions), designing in circuit development systems and peripherals for Commodore and Apple, and designing a mobile computer/game system for airliners. In 1981, Mr. Durran was a Co- Founder and Designer at Imagic, where he designed the development systems used to create video games for the Intellivision console, and designed system software for the video games. Between 1978, and 1981, he worked at Mattel, where he was involved in the design of the Intellivision game and peripheral hardware.

     There are no family relationships among any of MyTurn.com's executive officers and directors.

Board Committees

     The Audit Committee

     The Audit Committee is responsible for reviewing and making recommendations regarding MyTurn.com's employment of independent auditors, the annual audit of MyTurn.com's financial statements and MyTurn.com's internal accounting controls, practices and policies. In 1999, the Audit Committee Members were Mr. Libin and Dr. Lazarus. The Audit Committee met 3 times during the fiscal year ended December 31, 1999. The current members of the Audit Committee are Mark N. Kaplan (who is also the Committee's Chairman), Joseph Antonini and Harold Lazarus, PhD. Messrs. Kaplan and Antonini were elected to the Audit Committee in June, 2000.

     In connection with the preparation and filing of MyTurn.com's Annual Report on Form 10- KSB for the year ended December 31, 1999:

     (1) The Audit Committee reviewed and discussed the audited financial statements with management;

     (2) The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (as may be modified or supplemented);

     (3) The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the independent accountant the independent accountant's independence; and

     (4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 1999 Annual Report on Form 10-KSB.

     MyTurn.com's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee's Charter is included as Appendix A to this Proxy Statement. The members of the Audit Committee are "independent directors," as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     The Compensation Committee

     MyTurn.com's Compensation Committee, which is responsible for establishing and periodically reviewing the compensation of MyTurn.com's executive officers and managers and recommending appropriate adjustments, was created by resolution of the Board in April of 1999. Its current members are Jeffrey Coats, Joseph Antonini, and Mark N. Kaplan, all of whom were elected to the Committee on June 8, 2000.

     MyTurn.com does not have a nominating committee. The Board will consider stockholder recommendations for Board positions which are made in writing to the Chairman of the Board.

Meetings

     The Board held 9 meetings during the year ended December 31, 1999. All of the then incumbent directors of MyTurn.com attended such meetings, except that Louis Libin was absent from one meeting and Faith Griffin was absent from another. The Board also acted on 2 occasions during 1999 by unanimous written consent in lieu of a meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Shares and certain trusts of which reporting persons are trustees. MyTurn.com is required to disclose in this Proxy

Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 1999.

     To MyTurn.com's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 1999, MyTurn.com's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except that Mr. Turner filed his Form 3, which was due on January 18th, one day late; Mr. Theale filed his Form 3, which was due January 18th, four days late; Mr. Bradlee filed his Form 3, which was due January 13th, one day late; Mr. Turner filed a Form 4 (reporting two transactions) for March 1999 two days late; Mr. Theale filed a Form 4 (reporting four transactions) for October 1999 30 days late; Mr. Libin filed a Form 5 (reporting a transaction in 1999) 44 days late; and Dr. Lazarus filed a Form 4 (reporting one transaction) for December 1999 one day late.

                                   PROPOSAL 2:

                   APPROVAL OF THE ISSUANCE OF CERTAIN COMMON
                 SHARES UPON THE EXERCISE OF WARRANTS ISSUED IN
                         CONNECTION WITH THE ACQUISITION
                        OF THE ASSETS OF GLOBAL PC, INC.

Introduction

     The acquisition by MyTurn.com of the assets of Global PC, Inc. (the "Global PC Acquisition") closed on December 22, 1999. MyTurn.com is not seeking stockholder approval of the Global PC Acquisition. MyTurn.com is seeking stockholder approval of the issuance of certain Common Shares which are issuable upon the exercise of Warrants that were part of the purchase price MyTurn.com paid in the Global PC Acquisition. Stockholder approval for the issuance of those Common Shares upon the exercise of those Warrants is being sough under the rules of the Nasdaq SmallCap Market, on which the MyTurn.com Common Shares are included.

Acquisition of Global PC, Inc.'s Assets

     On December 22, 1999, MyTurn.com's wholly owned subsidiary, GPC Acquisition Corp., ("GPC") acquired substantially all of the assets and assumed certain liabilities of Global PC, Inc. The acquired assets are being utilized by MyTurn.com to manufacture, distribute and sell the GlobalPC, a low-cost, easy-to-use personal computer system targeted at the first-time user market. The Global PC is based on the time-tested GEOS operating system which MyTurn.com licenses from Geoworks Corp. MyTurn.com has made or acquired significant improvements to this operating system. The fully integrated software suite in the GlobalPC includes word processing, spreadsheet, desktop publishing, presentation database, web browser, e-mail, games and chat capability.

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



The Nasdaq Rule

     This proposal is being presented to MyTurn.com's stockholders in accordance with Rule 4310(c)(25)(G) of the NASD. The exercise of the Warrants does not require stockholder approval under Delaware or any other applicable laws. However, the corporate governance rules applicable to the Nasdaq SmallCap Market ("Nasdaq"), on which MyTurn.com's Common Shares are listed and traded, require stockholder approval, in certain circumstances including, without limitation, the sale or issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or voting power outstanding immediately before the issuance, or where the issuance of such securities will result in a change in control of MyTurn.com in connection with the acquisition of assets of another company, (the "Nasdaq Rule"). The exercise of the Warrants could result in the issuance of a number of Common Shares that represents more than 20% of the Common Shares which were outstanding on December 22, 1999, the date the Global PC Acquisition closed, and could be deemed to result in a change in control of MyTurn.com. Under the terms of the Warrants, MyTurn.com is not obligated to issue any Common Shares upon exercise of the Warrants without stockholder approval if that issuance would cause MyTurn.com to violate the Nasdaq Rule. Therefore, MyTurn.com seeks to obtain stockholder approval of such issuance in order that it may, without regard to such limitation, issue Common Shares upon exercise of the Warrants. The number of Common Shares issuable upon exercise of the Warrants is 4,555,684, which, along with the 634,284 Common Shares issued in connection with the Global PC Acquisition, would have accounted for approximately 45% of the then outstanding Common Shares (approximately __%, as of September __, 2000), without giving effect to the exercise or conversion of any outstanding options or other warrants of MyTurn.com. The type and number of securities issued in connection with the Global PC Acquisition is discussed in detail under the heading "The Purchase Price and Assumption of Liabilities" below.

     In the event that MyTurn.com does not receive approval by the stockholders of this Proposal 2, the Warrants will only be exercisable for 610,901 Common Shares, which, together with the 634,284 Common Shares issued with the Warrants as the purchase price in the Global PC Acquisition, is less than 20% of the Common Shares outstanding on December 22, 1999, or an aggregate of 1,245,185 Common Shares.

     MyTurn.com intends to use any proceeds from any cash exercise of the Warrants for working capital in connection with the development of the Global PC business. The Warrants also have a net issue exercise provision which, if utilized, will not generate any cash to MyTurn.com. This is discussed in further detail under "Description of Warrants to Issued." No assurance can be given that any or all of the Warrants will be exercised, and if any of them are exercised, when that will happen.

Assets Acquired

     The assets acquired pursuant to the Global PC Acquisition include all tangible personal property which was used in the operation of Global PC, Inc.'s business, all accounts receivable of Global PC, Inc., all computer software and related assets, and all rights of Global PC, Inc. to any software licensed to Global PC, Inc.

The Purchase Price and Assumption of Liabilities

     The purchase price for the assets in the Global PC Acquisition consisted of: (a) an aggregate of 634,284 Common Shares; (b) Class A Common Stock Purchase Warrants (the "Class A Warrants"), exercisable to purchase (subject to adjustment) 2,269,284 Common Shares; (c) Class B Common Stock Purchase Warrants (the "Class B Warrants"), exercisable to purchase (subject to adjustment) 1,901,400 Common Shares; and (d) Class C Common Stock Purchase Warrants (the "Class C Warrants"), exercisable to purchase (subject to adjustment) 383,000 Common Shares of MyTurn.com. The Class A Warrants, the Class B Warrants and the Class C Warrants are referred to collectively as the "Warrants." The Common Shares issuable upon exercise of any of the Warrants are individually and collectively referred to as the "Warrant Shares." The Common Shares and the Warrants were issued to subscribers in a private placement under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Common Shares that were issued are subject to one year "lock-up" agreements between MyTurn.com and the subscribers or Global PC, Inc. as the case may be. The Common Shares and Warrants in the aggregate were valued, at the Closing of the Global PC Acquisition, at approximately $17,000,000. The terms of the Warrants are described below under the heading "Description of the Warrants".

     Additionally, MyTurn.com agreed to pay Global PC a cash amount of up to $275,000 to be utilized by Global PC to pay certain obligations, and agreed to assume certain specified liabilities of Global PC valued at approximately $1,400,000.

     The amount and nature of the consideration was determined based upon the value of the assets acquired net of liabilities, MyTurn.com's prospects for the future following the closing of the Global PC Acquisition compared to MyTurn.com's prospects if the Global PC Acquisition was not closed, and the historical price of MyTurn.com's Common Shares.

Description of the Warrants

     Class A Warrants

     Each Class A Warrant is exercisable at a price of $2.50 per Warrant Share either in cash or pursuant to a net issue exercise. A net issue exercise allows the warrant holder to exercise warrants, and in payment of the purchase price, MyTurn.com will withhold a number of Warrant Shares equal in value to the amount of the exercise price. The Class A Warrants may be exercised during the period starting on April 1, 2002 and ending on June 30, 2004. During this exercise period, the Class A Warrants may be exercised at any time to purchase the following number of Warrant Shares, subject to the restrictions and limitations described below:

o Commencing on the date there are 150,000 or more registered users of MyTurn.com's or its affiliates' Internet access service to the Internet through MyTurn.com's Global PC personal computer (the "Milestone Users"), the Class A Warrants may be exercised to purchase up to 50% of the Warrant Shares underlying the Class A Warrants only.

o Commencing on the date there are 200,001 or more Milestone Users, the Class A Warrants may be exercised to purchase cumulatively up to 75% of the Warrant Shares underlying the Class A Warrants only.

o Commencing on the date there are 250,001 or more Milestone Users, the Class A Warrants may be exercised to purchase cumulatively up to all of the Warrant Shares underlying the Class A Warrants.

o If there are less than 150,000 Milestone Users on March 31, 2002, the Class A Warrants shall not be exercisable at all and shall be automatically canceled, and the Warrant holders will have no rights under the Class A Warrants. Also, if the thresholds of 200,001 Milestone Users or 250,000 Milestone Users have not been achieved by March 31, 2002, the Warrants will not be exercisable for the Common Shares relating to those thresholds.

     In the event there is a change in control in MyTurn.com, the Class A Warrants shall become exercisable to purchase 100% of the Warrant Shares thereunder on the date preceding the change in control. For this purpose, "change in control" means

o any transfer of 50% of MyTurn.com's outstanding Common Shares or voting power, except in connection with any acquisition of MyTurn.com Common Shares by certain members of MyTurn.com's management;

o the approval by MyTurn.com's stockholders of a merger or consolidation in which the pre- merger or pre-consolidation stockholders of MyTurn.com do not own more than 50% of the voting power of the merged or consolidated entity;

o        the transfer of more than 50% of MyTurn.com's assets; or

o a change in the composition of the Board of Directors of MyTurn.com where those persons who were directors at the beginning of a calendar year and those persons elected as directors during such calendar year with the approval of a majority of directors then still in office cease to constitute a majority of the directors.

     Additionally, the Class A Warrants along with the Class B Warrants and Class C Warrants are not exercisable to purchase more than of 600,901 Warrant Shares in the aggregate until MyTurn.com obtains stockholder approval for the issuance of Warrant Shares in excess of that number in compliance with the Nasdaq Rule.

     MyTurn.com will not issue any fractional Common Shares upon exercise of the Class A Warrants and all fractional interests shall be eliminated.

     The exercise price and the number of Warrant Shares issuable upon the exercise of the Class A Warrants will be adjusted in case of the following events:

o MyTurn.com declares a dividend or other distribution on its Common Shares payable in Common Shares.

o MyTurn.com undertakes subdivision of the outstanding Common Shares pursuant to a stock split or otherwise.

o MyTurn.com combines the outstanding Common Shares into a smaller number of Common Shares pursuant to a reverse split or otherwise.

o        MyTurn.com reclassifies or otherwise changes the Common Shares.

In the case of any of the above events, the exercise price will be adjusted up or down as appropriate. Furthermore, the number of Warrant Shares issuable upon the exercise of the Class A Warrants will be adjusted up or down as appropriate. If MyTurn.com undertakes or participates in a reorganization, consolidation or merger, each Class A Warrant holder will be entitled to receive, instead of Warrant Shares receivable upon the exercise of a Class A Warrant before the consummation of that transaction, the securities or properties which the Class A Warrant holder would have been entitled to at the time of the consummation of the transaction if the Class A Warrant holder had exercised his Class A Warrants before the consummation of the transaction.

     Class B Warrants

     Each Class B Warrant is exercisable at a price of $2.50 per Warrant Share, either in cash or pursuant to a net issue exercise. The Class B Warrants may be exercised at any time during the periods commencing below and ending on June 30, 2004, for the following number of Warrant Shares:

o Up to 30% of the Warrant Shares underlying the Class B Warrants on and after the 90th day following the date of the Class B Warrant; and

o Additionally, up to 23 1/3% of the Warrant Shares underlying the Class B Warrants on and after each of the first, second and third anniversary of the date of the Class B Warrants.

     In the event there is a change in control in MyTurn.com, the Class B Warrants shall become exercisable to purchase all of the Warrant Shares thereunder on the date preceding the change in control as described under "Class A Warrants" above.

     The other terms and provisions of the Class B Warrants relating to the limitations on exercise due to required stockholder approval under the Nasdaq Rule, adjustments of the exercise price and number of Warrant Shares, other restrictions on exercise, and restrictions on transfer, are substantially similar to those terms and provisions in the Class A Warrants described above.

     Class C Warrants

     Each Class C Warrant is exercisable at a price of $2.50 per Warrant Share, either in cash or pursuant to a net issue exercise. The Class C Warrants may be exercised at any time, subject to the same restrictions and limitations described above under the description of Class A Warrants, during the period commencing on the first anniversary of the date of the Class C Warrants and ending on June 30, 2004.

     In the event there is a change in control in MyTurn.com, the Class C Warrant shall become exercisable to purchase all of the Warrant Shares thereunder on the date preceding the change in control as described under "Class A Warrants" above.

     The other terms and provisions of the Class C Warrants relating to the limitations on exercise due to required stockholder approval under the Nasdaq Rule, exercise period, adjustments of the exercise price and number of Warrant Shares, other restrictions on exercise, and restrictions on transfer, are substantially similar to those terms and provisions in the Class A Warrants described above.

Restrictive Covenant Agreements

     Under the Global PC Agreement, Messrs. Bradlee and Dougherty agreed to a restrictive covenant which, among other things, (i) prohibits each of them from engaging or participating in a business which is competitive with that of MyTurn.com for one year after the closing, (ii) prohibits each of them from soliciting the business of any customer or prospective customer of MyTurn.com, and (iii) prohibits them from divulging any of MyTurn.com's confidential information.

Post-Closing Composition of the Board of Directors

     As provided in the GlobalPC Agreement, the two then-existing vacancies on MyTurn.com's Board of Directors were filled by Messrs. Bradlee and Dougherty. They have been designated as Class I directors whose terms expire at the Meeting. See Proposal 1, "Election of Directors," above.

Other Material Terms of the Global PC Agreement

     Representations and Warranties

     The Global Agreement contained various representations and warranties of Global PC, Inc., Mr. Bradlee and Mr. Dougherty to MyTurn.com and GPC, including with respect to the following matters: (i) the good standing and corporate power of Global PC, Inc. and similar corporate matters; (ii) the absence of subsidiaries or affiliates of Global PC, Inc.; (iii) the absence of required consents, approvals and governmental filings, except for certain specified and required regulatory filings and approvals in connection therewith; (iv) the binding effect of the Global PC Agreement on Global PC, Inc., Mr. Bradlee and Mr. Dougherty; (v) the accuracy of the financial statements of Global PC, Inc.;
(vi) the absence of undisclosed liabilities; (vii) the absence of certain changes regarding Global PC, Inc.; (viii) the absence of adverse developments with respect to Global PC, Inc.; (ix) tax obligations of Global PC, Inc.; (x) assets owned or held by Global PC, Inc.; (xi) certain insurance matters; (xii) certain litigation matters and compliance with law; (xiii) certain real property matters; (xiv) certain material agreements entered into by Global PC, Inc.; (xv) the condition of the assets of Global PC, Inc.; (xvi) certain permits and licenses held by Global PC, Inc.; (xvii) certain occupational health and safety and environmental matters; (xviii) the absence of property or rights owned by Global PC, Inc., Mr. Bradlee or Mr. Dougherty and used in Global PC, Inc.'s business; (xix) certain compensation information relating to Global PC, Inc.'s employees; (xx) certain employee benefit plan matters; (xxi) the absence of conflicts between the Global PC Agreement and the transactions contemplated thereby, and the Certificate of Incorporation and By-Laws of Global PC, Inc., certain agreements applicable to Global PC, Inc., or any judgment, order, injunction, decree, award, law or regulation applicable to Global PC, Inc.;
(xxii) the absence of  broker's  fees  payable;  (xxiii)  employment  relations;
(xxiv) prior names and addresses; (xxv) certain information as to Global PC, Inc.'s largest suppliers, vendors, and licensors; (xxvi) certain payments made by Global PC, Inc.; (xxvii) the books and records of Global PC, Inc.; (xxviii) compliance by Global PC, Inc. with the Americans with Disabilities Act; and
(xxix) the absence of certain untrue or omitted facts. Such representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

     The Global PC Agreement also contains various representations and warranties of GPC to Global PC, Inc., including with respect to the following matters: (i) the good standing and corporate power of GPC and similar corporate matters; (ii) the capitalization of MyTurn.com; (iii) the absence of required consents, approval and governmental filings, except for certain specified and required regulatory filings and approvals in connection therewith; (iv) the binding effect of the Global Agreement on GPC and MyTurn.com; (v) the absence of conflicts between the Global PC Agreement and the transactions contemplated thereby, and the Certificate of Incorporation and By-Laws of GPC and MyTurn.com, or any judgment, order, injunction, decree, award, law or regulation applicable to them; and (vi) the absence of broker's fees payable by GPC or MyTurn.com.

     Conditions to Closing

     The respective obligations of MyTurn.com and GPC, on the one hand, and of Global PC, Inc., Mr. Bradlee and Mr. Dougherty, on the other, to consummate the Global Acquisition were subject to a number of conditions, including, among others, (i) the approval of the Global PC Agreement and the Global Acquisition by the stockholders of the other party, if required; (ii) the continuing accuracy of the representations and warranties, and compliance with all covenants and obligations, of the other party as set forth in the Global PC Agreement; and (iii) the other party obtaining all consents, licenses and permits required from third parties, including regulatory agencies.

     MyTurn.com's and GPC's obligation to consummate the Global PC Agreement were further conditioned upon, among other things, (i) the determination of MyTurn.com's Board of Directors, in its sole discretion, that the transactions contemplated by the Global PC Agreement were fair, from a financial view, to MyTurn.com and the stockholders of MyTurn.com; (ii) the receipt of an assignment of all proprietary rights of which Global PC, Inc. was the licensee; (iii) their receipt of certain audited and unaudited financial statements for Global PC, Inc.; (iv) tender of the Lock-Up Agreements by the subscribers of the Common Shares and/or Warrants; (v) MyTurn.com's and GPC's receipt of an opinion of counsel satisfactory to GPC with respect to certain legal matters; and (vi) Global PC, Inc., Mr. Bradlee and Mr. Dougherty having executed an escrow agreement pursuant to which a portion of the securities which comprise the purchase price is placed in escrow as security for Global PC, Inc.'s indemnification obligations.

     Global PC, Inc.'s obligation to consummate the Global Acquisition was further conditioned upon, among other things, (i) MyTurn.com having tendered the Common Shares and the Warrants that comprise the purchase price without violating the Nasdaq Rule; and (ii) GPC having tendered offers of employment, and MyTurn.com having tendered stock options to certain persons who were to be offered employment by GPC.

     Indemnification

     Global PC, Inc. and Mr. Bradlee and Mr. Dougherty agreed, jointly and severally with certain limitations described below, to indemnify and hold harmless GPC and MyTurn.com, among others, against and in respect of, among other things, any and all damages, losses, liabilities, costs and expense that result from, relate to or arise out of (i) any liabilities and obligations of Global PC, Inc. except those liabilities specifically assumed pursuant to the Global PC Agreement, (ii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Global PC, Inc., Mr. Bradlee or Mr. Dougherty under or in connection with the Global PC Agreement,
(iii) any untrue statement or omission of material fact in any of MyTurn.com's public disclosures which is based upon information furnished by Global PC, Inc., and (iv) failure of Global PC, Inc. to comply with applicable bulk sales laws in connection with the transfer of the assets. Mr. Bradlee's and Mr. Dougherty's indemnification obligations will be limited to the extent of the securities they place in escrow to secure their indemnification obligations.

     GPC and MyTurn.com agreed to indemnify and hold harmless Global PC, Inc., Mr. Bradlee and Mr. Dougherty against and in respect of, among other things, any and all damages, losses, liabilities, costs and expense incurred or suffered by Global PC, Inc., Mr. Bradlee or Mr. Dougherty that result from, relate to or arise out of (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of GPC under or in connection with the Global PC Agreement, and (ii) any and all liabilities and obligations of Global PC, Inc. specifically assumed by GPC pursuant to the Global PC Agreement.

Closing of the Global PC Acquisition

     The Global PC Acquisition closed on December 22, 1999.

Background to the Global PC Acquisition

     Principal Reasons for the Transactions

     The Board of Directors determined that the Global PC Acquisition was in the best interests of MyTurn.com and its stockholders and that the transaction was fair to MyTurn.com and its stockholders from a financial view. To reach its determination, the Board consulted with MyTurn.com's management, legal counsel, investment banking consultants and others and considered a variety of factors, including the following:

         o        The  Board   considered  that,  as  a  result  of  the  Global
                  Acquisition, MyTurn.com would be focused on a more growth oriented line of products which gives MyTurn.com opportunity to market products through mass merchandise retail channels of distribution. The Board believed that this will afford MyTurn.com more potential for growth and to attract capital than it previously had prior to the Global PC Acquisition.

         o The Board investigated and considered MyTurn.com's then-current product line and marketing and distributing channels and other alternative sources of growth, and determined that its marketing operations did not assure any future growth and trends showed a decline in the business, and the transactions contemplated by the Global Acquisition offered the most favorable terms of any available means of growth for MyTurn.com.

         o The Board considered that, as a result of the Global PC Acquisition, MyTurn.com would have additional resources necessary to implement its business plans, including expansion of its Internet-access operations and, with the addition of the funds it may receive from the exercise of the Warrants, capital for any strategic acquisitions that MyTurn.com may consider in the future.

     Potential Risks Associated with the Transactions

     The Board considered the possibility that the anticipated benefits of the transactions might not be fully realized.

     The Board considered that the amount of Common Stock issuable upon exercise of the Warrants could result in significant dilution of current stockholders' percentage ownership interest and effective voting power in MyTurn.com, which could affect the market price for the Common Stock.

     The Board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the transactions.

Fairness Opinion

     In connection with the value of the consideration, MyTurn.com obtained a fairness opinion from Capitalink L.C. ("Capitalink"), an independent investment banker, which opined that, as of December 15, 1999, the date of the fairness opinion, the Global PC Acquisition was fair, from a financial point of view, to the stockholders of MyTurn.com.

     The full text of the written opinion of Capitalink is attached as Appendix B and is incorporated by reference (the "Capitalink Opinion"). MyTurn.com stockholders are urged to read the Capitalink Opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. All references in the Capitalink Opinion to "Compu-DAWN" should be read as referring to "MyTurn.com."

     No limitations were imposed by MyTurn.com on the scope of Capitalink's investigation or the procedures to be followed by Capitalink in rendering its opinion. Capitalink was not requested to and did not make any recommendation to the Board of Directors of MyTurn.com as to the form or amount of consideration to be paid by MyTurn.com in the Global PC Acquisition, which was determined through arms length negotiations between the parties. The Capitalink Opinion was for the use and benefit of the Board of Directors of MyTurn.com in connection with its consideration of the Global PC Acquisition and is not intended to be and does not constitute a recommendation to any stockholder of MyTurn.com as to how such stockholder should vote with respect to Proposal 2, relating to the approval of the issuance of certain Common Shares upon the exercise of Warrants that were part of the purchase price MyTurn.com paid in the Global PC Acquisition. Capitalink was not requested to opine as to, and its opinion did not address, MyTurn.com's underlying business decision to proceed with or effect the Global PC Acquisition.

     In arriving at its opinion, Capitalink, among other things: (i) reviewed the Global PC Agreement and the specific terms of the Global PC Acquisition;
(ii) reviewed the historical financial statements and projections provided by the management of Global PC, Inc.; (iii) reviewed publicly available financial information and other data with respect to MyTurn.com, including the preliminary proxy on Schedule 14A filed with the SEC on December 9, 1999, the 1998 Form 10-KSB, the September 30, 1999 Form 10-QSB and Forms 8-K for events dated May 12, 1999, June 9, 1999, June 29, 1999, July 6, 1999, July 27, 1999 and October
12, 1999; (iv) reviewed certain other relevant financial and operating data relating to MyTurn.com made available from published sources and from the internal records of MyTurn.com; (v) reviewed and discussed with representatives of the managements of MyTurn.com and Global PC, Inc. certain financial and operating information furnished to Capitalink, including financial projections and related assumptions with respect to the business, operations and prospects of MyTurn.com and Global PC, Inc.; (vi) considered the historical financial results and the then financial condition of each of MyTurn.com and Global PC, Inc.; (vii) reviewed certain publicly available information concerning the trading of, and the trading market for, the Common Shares of MyTurn.com; (viii) inquired about and discussed the Global PC Acquisition and Global PC Agreement and other matters related thereto with MyTurn.com's and Global PC, Inc.'s management; and (ix) performed such other analyses and examinations as were deemed appropriate.

     In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and further relied upon the assurances of managements of MyTurn.com and Global PC, Inc. that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections of MyTurn.com and Global PC, Inc., Capitalink assumed that such projections were reasonably prepared on a basis reflecting the best available estimates and judgements of management as to MyTurn.com's and Global PC Inc.'s future operating and financial performance, and that such projections provide a reasonable basis upon which an opinion could be formed. In addition, the projections of MyTurn.com and Global PC, Inc. were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     In arriving at its opinion, Capitalink did not make a physical inspection of the properties and facilities of MyTurn.com and Global PC, Inc., and did not obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of MyTurn.com and Global PC, Inc. Capitalink assumed that the Global PC Acquisition was to be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other applicable federal and state statues, rules and regulations. In addition, upon the advice of the management of MyTurn.com and its legal advisors, Capitalink assumed that the Global PC Acquisition would not cause any adverse tax affect to MyTurn.com. Capitalink's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 15, 1999. Accordingly, although subsequent developments may affect its opinion, Capitalink did not assume any obligation to update, review or reaffirm its opinion.

     Each of the analyses conducted by Capitalink was carried out in order to provide a different perspective on the Global PC Acquisition, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Global PC Acquisition to MyTurn.com. Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

     Capitalink analyzed the fairness of the Global PC Acquisition using the following methodologies:

     Discounted Cash Flow Analysis. Capitalink performed discounted cash flow ("DCF") analyses, aggregating (x) the present value of Global PC, Inc.'s projected unlevered free cash flows over the three year forecast period with (y) the present value of a range of terminal values described below. Free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations; these free cash flow figures were based upon operating and financial forecasts provided to Capitalink by the managements of Global PC, Inc. and MyTurn.com. The range of terminal values represented the residual value of Global PC, Inc. at the end of the forecast period; this range of terminal values was calculated by applying a range of implied multiples to Global PC, Inc.'s revenue in the final year of the forecast period.

     As part of the DCF analysis, Capitalink utilized (i) discount rates of 40% to 65%, which were chosen based upon several assumptions including interest rates, the inherent business risk of Global PC, Inc.'s estimated cost of capital and (ii) a range of terminal multiples, yielding a range of implied enterprise values and implied equity values.

     Capitalink undertook two DCF analyses based on (i) projections provided by the management of Global PC, Inc. (the "Management Case"), and (ii) an adjustment to the Management Case (the "Revised Case"). The Revised Case adjusts several of the key Management Case assumptions downward.

     Under the Management Case, based upon a range of terminal multiples of revenue for fiscal year 2002 of .2x to 1.20x, the implied enterprise value and implied equity value of Global PC, Inc. ranged from approximately $117 million to approximately $317 million.

     Under the Revised Case, based upon the range of terminal multiples of revenue for fiscal year 2002of .2x to 1.20x, the implied enterprise value and implied equity value of Global PC, Inc. ranged from approximately $22 million to approximately $74 million.

     Selected Comparable Company Analysis. The comparable publicly traded company analysis involves the review of companies deemed comparable to Global PC, Inc. Capitalink reviewed and compared certain financial information relating to Global PC, Inc. to corresponding financial information, ratios and public market multiples for eight publicly traded companies that it deemed comparable to Global PC, Inc. No company used in Capitalink's analysis was deemed to be identical to Global PC, Inc. Accordingly, Capitalink considered the market multiples for the composite publicly-traded comparable companies to be more relevant than the market multiples of any single company. The companies used for purposes of this analysis were PSInet, Inc., Prodigy Communications Corp., Mindspring Enterprises Inc., Verio Inc., America Online Inc., Netzero, Inc., Apple Computer, Inc. and Micron Electronics, Inc. (the "Publicly-Traded Comparables"). Based on the trade prices of the Publicly-Traded Comparables at the time the fairness opinion was rendered, a multiple of estimated fiscal year 2000 revenue was determined. The high, low, mean and median of such multiples were applied to Global PC, Inc.'s fiscal year 2000 Management Case and Revised Case revenue with discounts ranging from 0% to 90% applied to account for size, diversification, management depth, marketability, costs of capital, company specific risk and other factors.

     This analysis indicated that the approximate enterprise value multiple of fiscal year 2000 projected revenue ranged from .4x to 32.0x, with a median of 5.8x. Based upon the discounted median multiple of fiscal year 2000 projected revenue, the implied enterprise value and implied equity value of Global PC, Inc. ranged from approximately $1 billion to $102 million.

     None of the Publicly-Traded Comparables utilized as a comparison is identical to Global PC, Inc. Accordingly, an analysis of publicly-traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies or company to which they are being compared.

     Pro Forma Contribution Analysis. Capitalink analyzed the contribution of each of MyTurn.com and Global PC, Inc. to the pro forma revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and net income for the fiscal year 1998 (Global's figures were for the period April 1, 1998 to December 31, 1998), the six months ended June 30, 1999, Management Case projected fiscal year 2000, and Revised Case projected fiscal year 2000, of a combined entity.

     Capitalink calculated that Global PC, Inc. would have contributed or would contribute the following percentage of the revenues: 0% for 1998, 24.9% for the six months ended June 30, 1999, 99.9% for the Management Case projected fiscal year 2000, and 99.4% for the Revised Case projected fiscal year 2000.

     Capitalink calculated that Global PC, Inc. would have contributed or would contribute, the following percentage of EBITDA: 40.6% for 1998, 79.7% for the six months ended June 30, 1999, 175.0% for the Management Case projected fiscal year 2000 and 10.6% for the Revised Case projected fiscal year 2000.

     Capitalink calculated that Global PC, Inc. would have contributed, or would contribute, the following percentage of net income: 41.7% for 1998, 17.6% for the six months ended June 30, 1999, 46.5% for the Management Case projected fiscal year 2000, and 3.6% for the Revised Case projected fiscal year 2000.

     Pro Forma Valuation Analysis. Based on the price of MyTurn.com's Common Shares on the date of the announcement of the Global PC Acquisition, Capitalink determined the sum of (i) the pro forma valuation of the Common Shares issuable in the Global PC Acquisition, (ii) the approximate $275,000 payable in the Global PC Acquisition, and (iii) the pro forma assumed liabilities in the Global PC Acquisition ("Best Case Pro Forma Valuation"). In addition, Capitalink determined the sum of (i) the pro forma valuation of the Common Shares issuable in the Global PC Acquisition (including, for its calculations, an additional 75,000 Common Shares then potentially issuable), (ii) the approximate $275,000 payable in the Global PC Acquisition, (iii) the pro forma assumed liabilities in the Global PC Acquisition, and (iv) the pro forma valuation of the Warrants issuable in the Global PC Acquisition ("Worst Case Pro Forma Valuation").

     A sensitivity analysis was performed by which the Best Case Pro Forma Valuation and the Worst Case Pro Forma Valuation were compared to similar analyses on dates previous to the announcement to determine relevant premiums or discounts for such earlier dates.

     Under the Best Case Pro Forma Valuation, (i) the pro forma valuation of the MyTurn.com Common Shares was approximately $4.1 million, (ii) the pro forma assumed liabilities were approximately $1.5 million, and (iii) the total Best Case Pro Forma Valuation was approximately $5.9 million.

     Under the Worst Case Pro Forma Valuation, (i) the pro forma valuation of the MyTurn.com Common Shares was approximately $4.6 million, (ii) the pro forma valuation of the Warrants was approximately $24.8 million, (iii) the pro forma assumed liabilities were approximately $1.5 million and (iv) the total Worst Case Pro Forma Valuation was approximately $31.2 million.

     Historical Financial Data Analysis. Capitalink reviewed and analyzed the financial information for MyTurn.com set forth in MyTurn.com's reports and registration statements filed with the SEC and Capitalink discussed with representatives of MyTurn.com's management certain financial and operating information furnished to Capitalink with respect to the business, operations and prospects of MyTurn.com. The review and analysis performed by Capitalink does not take into account investments made into MyTurn.com in October and November 1999 pursuant to private placements undertaken by MyTurn.com through Hornblower & Weeks, Inc., nor does it address loans which were made by MyTurn.com, Inc. to Global PC, Inc. subsequent to September 30, 1999.

     Capitalink also reviewed historical financial statements provided by the management of Global PC, Inc. The review and analysis performed by Capitalink does not take into account loans that were made to Global PC, Inc. for working capital purposes subsequent to June 30, 1999.

     Historical Stock Price Analysis. Capitalink reviewed the daily closing market price and trading volume of MyTurn.com's Common Shares over the twelve month period from December 10, 1998 through December 10, 1999. Capitalink calculated total trading volumes at various closing trade ranges of MyTurn.com's Common Shares. In addition, Capitalink calculated closing price ranges as a percentage of total trading days in the twelve month period, and calculated trading volume per price range as a percentage of total volume in the twelve month period.

     In connection with its services with regard to the Global Acquisition, Capitalink received $50,000. In addition, MyTurn.com has agreed to indemnify Capitalink for any and all loss, claim, damage, liability or expense that may arise out of Capitalink's rendering its opinion, except to the extent based solely upon Capitalink's gross negligence or bad faith in the performance of its duties.

     Capitalink is an investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, and private placements. There were no material relationships between Capitalink and/or its affiliates, and MyTurn.com and/or its affiliates during the past two years, and none is mutually understood to be contemplated.

Accounting Treatment

     The Global PC Acquisition was accounted for as a purchase.

     The Board of Directors unanimously recommends a vote FOR the adoption of this proposal.

                                   PROPOSAL 3:

                       RATIFICATION OF THE ADOPTION OF THE
                     MYTURN.COM, INC. 2000 STOCK OPTION PLAN

     MyTurn.com's Board of Directors has adopted the MyTurn.com, Inc. 2000 Stock Option Plan (the "2000 Plan") and has reserved for issuance thereunder
10,000,000 Common Shares of MyTurn.com. The following statements include summaries of certain provisions of the 2000 Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2000 Plan, a copy of which is attached hereto as Appendix C, and is available at the offices of MyTurn.com.

General Information

     The 2000 Plan provides for the granting of options to purchase up to a maximum of 10,000,000 shares of Common Stock, par value $.01 per share, of MyTurn.com. The 2000 Plan was adopted by the Board of Directors of MyTurn.com on June 8, 2000.

     The 2000 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it a "qualified" plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The 2000 Plan provides for appropriate adjustments in the number of reserved shares in the event of stock dividends, stock splits, recapitalizations and other changes in MyTurn.com's capital structure. The 2000 Plan also provides for reload options (which are described below under "Reload Feature") and alternate stock appreciation rights.

Purpose

     The purpose of the 2000 Plan is to advance the interests of MyTurn.com by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, MyTurn.com, by encouraging and enabling MyTurn.com's eligible employees, non-employee directors, consultants and advisors, and non-employees to whom an offer of employment has been extended, to acquire proprietary interests in MyTurn.com, and by providing such employees, non-employee directors, consultants, advisors, and non-employees with an additional incentive to promote the success of MyTurn.com.

Administration

     The 2000 Plan provides for its administration by the Board or by a committee (the "Stock Option Committee"). The Board or the Stock Option Committee has authority (subject to the provisions of the Plan) to select from the group of eligible employees, non-employees to whom an offer of employment has been extended, non-employee directors, consultants and advisors the individuals or entities to whom options will be granted, and to determine the times at which and the exercise price for which options will be granted. The Board or the Stock Option Committee is authorized to interpret the 2000 Plan and the interpretation and construction by the Board or the Stock Option Committee of any provision of the 2000 Plan or of any option granted thereunder shall be final and conclusive. The receipt of options by directors or any members of the Stock Option Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the 2000 Plan.

Nature of Options

     The Board or the Stock Option Committee may grant options under the Plan ("Incentive Stock Options") which are intended to meet the requirements of
Section 422 of the Code relating to "incentive stock options." In addition, the Board or the Stock Option Committee may grant options under the Plan which are not intended to meet the requirements of Section 422 of the Code ("Nonstatutory Stock Options"). The federal income tax consequences of the grant and exercise of Incentive Stock Options and Nonstatutory Stock Options are described below under "Federal Income Tax Consequences."

Reload Feature

     The Board or the Stock Option Committee may grant options with a reload feature, applicable only when options being exercised by a holder are paid by delivery of Common Shares. The reload stock option allows the holder to exercise an option (the "First Option") and to receive another option (the "Reload Option") for (i) the number of Common Shares used to pay for the First Option, and (ii) with respect to Nonstatutory Stock Options, the number of Common Shares used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option. A Reload Option may also have a reload feature. The reload feature must be included in the stock option agreement entered into by MyTurn.com and the holder of the option. The term of the Reload Option shall be equal to the remaining option term of the First Option.

Eligibility

     Subject to certain limitations as set forth in the 2000 Plan, options to purchase shares may be granted thereunder to persons who, in the case of Incentive Stock Options, are employees (including directors and officers) of MyTurn.com and non-employees to whom an offer of employment has been extended, or in the case of Nonstatutory Stock Options, are employees (including directors and officers) or non-employee directors of, or certain consultants or advisors to, MyTurn.com and non- employees to whom an offer of employment has been extended. At September __, 2000, approximately ___ employees and six non-employee directors were eligible to receive options under the 2000 Plan. At September __, 2000 options to purchase _____ Common Shares had been granted to _________ employees and consultants, including options to purchase _______ Common Shares to executive officers, and options to purchase _____ Common Shares had been granted to one non- employee director.

Option Price

     The option price of the shares subject to an Incentive Stock Option may not be less than the fair market value (as such term is defined in the 2000 Plan) of the Common Shares on the date upon which such option is granted. In addition, in the case of a recipient of an Incentive Stock Option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of MyTurn.com or of a parent or subsidiary corporation of MyTurn.com (a "10% Stockholder"), the option price of the shares subject to such option must be at least 110% of the fair market value of the Common Shares on the date upon which such option is granted.

     The option price of shares subject to a Nonstatutory Stock Option will be determined by the Board of Directors or the Stock Option Committee at the time of grant and need not be equal to or greater than the fair market value for MyTurn.com's Common Shares.

     On September __, 2000 (the last day prior to the date of this Proxy Statement on which MyTurn.com's Common Shares were traded), the closing bid price for MyTurn.com's Common Shares, as reported by the Nasdaq SmallCap Market, was $ per share.

Exercise of Options

     An option granted under the 2000 Plan shall be exercised by the delivery by the holder thereof to MyTurn.com at its principal office (attention of the Secretary) of written notice of the number of Common Shares with respect to which the option is being exercised. The notice shall be accompanied, or followed within ten days, by payment of the full option price for the Common Shares which shall be made by the holder's delivery of (i) a check payable to the order of MyTurn.com in such amount or (ii) previously acquired Common Shares, the fair market value of which shall be determined as of the date of exercise, or a combination of (i) and (ii).

Duration of Options

     No Incentive Stock Option granted under the 2000 Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, such option shall not be exercisable after the expiration of five years from the date of its grant.

     Nonstatutory Stock Options granted under the 2000 Plan may be of a duration that the Board or the Stock Option Committee determines.

Non-Transferability

     Options granted under the 2000 Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

Death, Disability or Termination of Employment

     Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated for cause, or such employment or services shall be terminated voluntarily by the employee, non-employee director, consultant or advisor, or a non-employee to whom an offer of employment was extended declines the offer, or MyTurn.com withdraws the offer of employment, any options held by such persons or entities shall expire immediately. If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor, or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option. For purposes of the 2000 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by MyTurn.com or at the normal retirement date prescribed from time to time by MyTurn.com is deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

     Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the 2000 Plan (i) dies while employed by MyTurn.com or its subsidiary or while serving as a non-employee director of, or consultant or advisor to, MyTurn.com or its subsidiary, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death. Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the 2000 Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the
Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, MyTurn.com or its subsidiary, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Amendment and Termination

     The 2000 Plan (but not options granted under the 2000 Plan) shall terminate on June 8, 2010, ten years from the date that it was adopted by the Board. Subject to certain limitations, the 2000 Plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

Federal Income Tax Consequences

     Nonstatutory Stock Options

     Under the Code and the Treasury Department Regulations (the "Regulations"), a Nonstatutory Stock Option does not ordinarily have a "readily ascertainable fair market value" when it is granted. This rule will apply to MyTurn.com's grant of Nonstatutory Stock Options. Consequently, the grant of a Nonstatutory Stock Option to an optionee will result in neither income to him nor a deduction to MyTurn.com. Instead, the optionee will recognize compensation income at the time he exercises the Nonstatutory Stock Option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price. Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to MyTurn.com in the year of exercise in the same amount as is includable in the optionee's income.

     For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a Nonstatutory Stock Option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise. Such gain or loss will be capital gain or loss and will be long-term if the Common Shares were held for more than twelve months, or short term if the Common Shares were held for twelve months or less. No part of any such gain will be an "item of tax preference" for purposes of the "alternative minimum tax."

     Incentive Stock Options

     Options granted under the 2000 Plan which qualify as Incentive Stock Options under Section 422 of the Code will be treated as follows:

     Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or MyTurn.com from the grant of an Incentive Stock Option to, or the exercise of an Incentive Stock Option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the Incentive Stock Option. For purposes of determining such gain or loss, the optionee's basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the Incentive Stock Option, and at least one year after the transfer of the shares to him upon exercise of the Incentive Stock Option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

     MyTurn.com generally will not be allowed a deduction with respect to an Incentive Stock Option. However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an Incentive Stock Option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case MyTurn.com will be allowed a corresponding deduction.

     For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee's alternative minimum taxable income. In addition, for purposes of such tax, the basis of such shares will include such excess.

     To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be Incentive Stock Options. In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an Incentive Stock Option and in part a Nonstatutory Stock Option, under existing Internal Revenue Service guidelines, MyTurn.com may designate which shares issued upon exercise of such options are Incentive Stock Options and which shares are Nonstatutory

Stock Options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an Incentive Stock Option and the balance of each share treated as issued pursuant to the exercise of a Nonstatutory Stock Option.

     The Board of Directors unanimously recommends a vote FOR ratification of the adoption of the 2000 Stock Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     MyTurn.com has selected PriceWaterhouseCoopers, LLP ("PWC") as its principal independent auditors for the fiscal year ending December 31, 2000. PWC was MyTurn.com's independent auditors for the fiscal year ended December 31, 1999, also.

     A representative of PWC is expected to be available at the meeting, will have the opportunity to make a statement, if such representative so desires, and will be available to respond to appropriate questions.

     On October 12, 1999, MyTurn.com dismissed Lazar, Levine & Felix, LLP ("Lazar") as its principal independent accountant. Lazar's report on MyTurn.com's financial statements for the year ended December 31, 1998 did not contain an adverse opinion or disclaimer, nor was its report modified as to uncertainty, scope, or accounting principles.

     MyTurn.com's decision to change accountants was approved by its Board of Directors as well as its Audit Committee.

     There were no disagreements  between  MyTurn.com and Lazar on any matter of
accounting  principles  or  practices,  financial  statements,   disclosure,  or
auditing scope or procedure.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at MyTurn.com's 2001 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Exchange Act, must be received by the Secretary of MyTurn.com at the principal executive offices of MyTurn.com by May 28, 2001, for inclusion in MyTurn.com's Proxy Statement and form of proxy relating to such meeting. MyTurn.com, however, may hold its next annual meeting earlier in 200l than such date. Accordingly, MyTurn.com suggests that stockholder proposals intended to be presented at the next annual meeting be submitted well in advance of May 10, 2001, the earliest date upon which MyTurn.com anticipates the Proxy Statement and form of proxy relating to such meeting will be released to stockholders.

     In order for a stockholder to nominate a candidate for director, under MyTurn.com's By-Laws, timely notice of the nomination must be received by MyTurn.com in advance of the meeting. Ordinarily, such notice must be received at the principal executive offices of MyTurn.com (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by such stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of
(i) the day on
which the notice of the date of the meeting was mailed to stockholders or (ii) the day on which such public disclosure of the meeting date was made. The stockholder filing the notice of nomination must describe various matters, including such information as (x) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (y) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (z) the name, address and class and number of shares held by the stockholder.

     In order for a stockholder to bring other business before an annual meeting of stockholders, under MyTurn.com's By-Laws, timely notice must be received by MyTurn.com within the time limits described above. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (ii) the name and address of such stockholder proposing such business; (iii) the class and number of shares of MyTurn.com which are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in MyTurn.com's Proxy Statement.

     Any notice given pursuant to the foregoing requirements must be sent to the Secretary of MyTurn.com at 1080 Marina Village Parkway, Alameda, California 94501. Any stockholder desiring a copy of MyTurn.com's By-Laws will be forwarded one without charge upon receipt of written request therefor.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Meeting, MyTurn.com has no knowledge of any matters to be presented at the Meeting other than those listed as Proposals 1 through 3 in the Notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement is accompanied by a copy of MyTurn.com's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "Form 10-KSB"), the Amendment to the Current Report on Form 8-K/A for an event dated December 22, 1999 (the "Form 8-K/A"), and MyTurn.com's Quarterly Report on Form 10-QSB for the period ended June 30, 2000 (the "Form 10- QSB").

     The following information from the Form 10-KSB, as filed with the SEC pursuant to Section 13 or 15d of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

     (i) the consolidated financial statements of MyTurn.com as of December 31, 1999 and 1998 and for each of the two years ended December 31, 1999 and 1998, included in Item 7 thereof; and

     (ii) "Management's Discussion and Analysis or Plan of Operation" included in Item 6 thereof.

     The following information from the Form 10-QSB, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

     (i) the consolidated financial statements of MyTurn.com as of June 30, 2000 and for each of the six months ended June 30, 1999 and 1998, included in Item 1 of Part I thereof; and

     (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Item 2 of Part I thereof.

     The following information from MyTurn.com's Amendment to Current Report on Form 8- K/A, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

     (i) the financial statements of Global PC, Inc. and pro forma financial information of MyTurn.com included in Item 7 thereof.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                                By Order of the MyTurn.com
                                                Board of Directors


                                                Paul K. Danner
                                                Secretary

Alameda, California
September __, 2000

                                                                APPENDIX A


                                MYTURN.COM, INC.
                             AUDIT COMMITTEE CHARTER

Membership

     The Audit Committee (the "Committee") of MyTurn.com, Inc. (the "Company") will be composed of not less than three members of the Board of Directors ("Board"). They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters and their individual independence and objectivity.

     The Committee's membership will meet the requirements of the audit committee policy of the NASDAQ Stock Market as they relate to a company which is a "small business filer" under the rules promulgated by the Securities and Exchange Commission. Accordingly, a majority of the Committee members will be directors independent of management and free from relationships that, in the opinion of the Board and in conjunction with the "independence" standards of the NASDAQ Stock Market, would interfere with the exercise of independent judgment as a Committee member.

     When considering relationships that might affect independence, including possible affiliate status, the Board will give appropriate consideration, in addition to its Audit Committee policy, to guidelines issued by the NASDAQ Stock Market, which were provided to assist boards of directors in observing the spirit of the NASDAQ StockMarket policy.

     The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that financial management and the Board have established and all audit processes.

     The Committee shall meet at least four times a year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Actions of the Committee

     The Committee's activities will include, but not will be limited to, the following actions:

     o    Oversight  of  the  financial   statements   and  relations  with  the
          independent auditors:

     o Require that the Board engage the independent auditors to perform quarterly reviews of the Company's financial statements.

     o Instruct the independent auditors that the Board is the client in its capacity as the shareholders' representative.

     o Expect the independent auditors to meet with the Board at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.

     o Expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis.

     o Expect financial management and the independent auditors to discuss with the Committee:

          -    Qualitative   judgments   about   whether   current  or  proposed
               accounting principles and disclosures are appropriate, not just acceptable.

          - Aggressiveness or conservatism of accounting principles and financial estimates.

     o    Expect the independent auditors to provide the Committee with:

          - Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

          - Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used by other similarly situated companies.

          - Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

          - Reasons for accepting or questioning significant estimates made by management.

          - Views on how selected accounting principles and disclosure practices affect shareholder and public attitude about the Company.

     o    Review  the  independent   auditor's   management   letter,   and  the
          management's response.

     o Actions taken on the Board's behalf that require Board notification, but not Board approval:

          o Consider, through consultation with the independent auditor and financial management, the audit scope and plan of the independent auditor and the internal auditors.

          o Review and approve the scope of the independent auditor's audit of the Company.

          o Review and approve the scope of the internal auditor's audit of the Company.

          o Review and approve the scope of the Company's annual profit and pension trust audits, to the extent the Company has established profit and pension trusts.

          o    Answer  questions   raised  by  shareholders   during  an  annual
               shareholder's meeting on matters relating to the Committee's activities if asked to do so by the Chairman of the Board.

          o Ask the principal executive officer of the Company to have the internal audit staff study a particular area of interest or concern to the Committee.

     o Matters requiring the Committee's review and study before making a recommendation for the Board action:

          o    Appointment of the independent auditors.

          o    Implementation of major accounting policy changes.

          o    Securities   and   Exchange   Commission   ("SEC")   registration
               statements to be signed by the Board.

          o Interim financial statements and year end financial statements, and the accompanying auditor's reports, prior to the filing of the Company's Quarterly Reports on Form 10- Q and Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) as applicable.

     o Matters requiring the Committee's review and study before providing summary information to the Board:

          o    Annual review and reassessment of the Committee charter.

          o Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the SEC, and the American Institute of Certified Public Accountings, or by comparable bodies outside the U.S.

          o The independent auditors' assessment of the strengths and weaknesses of the Company's financial staff, systems, controls and other factors that might be relevant to the integrity of the financial statements.

          o    Quarterly financial statement review before publication.

          o    Administration of the Company's "conflict of interest" policy.

          o The performance of management and operating personnel under any code of ethics which may be established by the Company.

          o Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASDAQ Stock Market.

                                                     APPENDIX B
                                                     As of December 15, 1999

Board of Directors
Compu-Dawn, Inc.
12735 Gran Bay Parkway West
Building 200
Jacksonville, FL  32258

Members of the Board:

We understand that there is an Asset Purchase Agreement, dated July 30, 1999, as amended as of November 23, 1999 (the "Agreement"), by and among Compu-Dawn, Inc. ("CD" or the "Company"); GPC Acquisition Corp., a wholly-owned subsidiary of the Company ("GPC"); Global PC, Inc. ("Global"), Mark Bradlee and Brian Dougherty, whereby the events set forth below shall occur:

         At the closing of the Proposed Transaction (as defined below), upon and subject to the terms and conditions of the Agreement and in exchange for the Purchase Price (as defined below), GPC shall purchase from Global all of its right, title and interest in, to and under all of the properties, assets and rights of any kind, whether tangible or intangible, real, personal or mixed and constituting, or used in, the business owned by Global and/or in which Global has an interest, as finally determined by GPC (the "Assets"). A description of the Assets is more specifically set forth in Section 2.1 of the Agreement.

         The purchase consideration ("Purchase Consideration") for the Assets shall be an aggregate of 634,284 shares of the Company's common stock, $.01 per share ("Common Stock"), plus up to an additional 75,000 shares of Common Stock, plus Class A Common Stock Purchase Warrants (as defined in the Agreement), Class B Common Stock Purchase Warrants (as defined in the Agreement), and Class C Common Stock Purchase Warrants (as defined in the Agreement, and collectively, the "Warrants"), which Warrants are exercisable to purchase, subject to adjustment, 2,269,284; 1,901,400; and 383,000 shares of Common Stock, respectively, or 4,553,684 in the aggregate, plus a payment of approximately $275,000. In addition, GPC has agreed to assume certain Global liabilities, approximating $1,535,570 (the "Assumed Liabilities," together with the Purchase Consideration, the "Purchase Price").

     The   transaction   described   above  is  referred  to  as  the  "Proposed
Transaction."

         The Company and GPC will also enter into a license agreement (the "License Agreement") with Geoworks Corporation ("Geoworks") whereby the Company will license certain technology from Geoworks and develop and market certain products. In connection with the

     License Agreement, the Company will pay Geoworks, in addition to other standard payments, an aggregate initial payment of $485,000. If such payment is not made prior to April 1, 2000, the Company will issue Geoworks 85,000 shares; if such payment is not made prior to May 1, 2000, the Company will issue Geoworks an additional 85,000 shares; if such payment is not made prior to June 1, 2000, the Company will issue Geoworks an additional 85,000 shares; and if such payment is not made prior to July 1, 2000, the License Agreement shall terminate. For the purposes of the analysis in connection with this opinion, we have assumed that the License Agreement is valid, lawful and will be accomplished pursuant to its terms.

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the consideration to be offered in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the Proposed Transaction. In addition, we have not been requested to explore any alternatives to the Proposed Transaction.

In arriving at our opinion, we, among other things: (i) reviewed the Agreement and the specific terms of the Proposed Transaction; (ii) reviewed historical financial statements and projections provided by the management of Global; (iii) reviewed publicly available financial information and other data with respect to the Company, including the Preliminary Proxy on Schedule 14A filed on December 9, 1999, the Form 10-KSB for the fiscal year ended December 31, 1998, the Form 10-QSB for the nine months ended September 30, 1999, the Forms 8-K dated May 12, 1999, June 9, 1999, June 29, 1999, July 6, 1999, July 27, 1999, and October 12,
1999; and (iv) and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iv) reviewed and discussed with representatives of the management of the Company and Global certain financial and operating information furnished to us by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company and Global; (v) considered the historical financial results and present financial condition of each of the Company and Global; (vi) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company; (vii) inquired about and discussed the Proposed Transaction and Agreement and other matters related thereto with the Company's and Global's management; and (viii) performed such other analyses and examinations as we deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of management of CD that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections and analyses of CD and Global, we have assumed that such projections and analyses have been reasonably prepared on a basis reflecting the best currently available estimates and judgements of management as to CD's and Global's future operating and financial performance, and that such projections provide a reasonable basis upon which we could form an opinion. In addition, the projections and analyses of CD and Global were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections or analyses. We have assumed no liability for such forecasts, projections or analyses. In arriving at our opinion, we have not made a physical inspection of the properties and facilities of CD and Global, and have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of CD and Global. We have assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. In addition, upon the advice of the management of CD and its legal advisors, it is assumed that the Proposed Transaction will not cause any adverse tax affect to CD. Our opinion was necessarily based upon market, economic and other conditions as they exist on, and could be evaluated as of, December 13, 1999. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

We have also assumed, with your consent, that the Proposed Transaction will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations thereunder.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, from a financial point of view, the consideration to be offered in the Proposed Transaction is fair to the Company.

In connection with our services, we have previously received a retainer and will receive the balance of our fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, if required to, with respect to the Proposed Transaction.

Very truly yours,



CAPITALINK, L.C.

                                                                 APPENDIX C
                                MYTURN.COM, INC.

                             2000 Stock Option Plan

     1. Purpose of the Plan. The MyTurn.com, Inc. 2000 Stock Option Plan (the "Plan") is intended to advance the interests of MyTurn.com, Inc. (the "Company") by inducing individuals, and eligible entities (as hereinafter provided) of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company, by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee Directors, consultants and advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options," which term as used herein includes both "Incentive Stock Options" and "Non-Statutory Stock Options" (as hereinafter defined) to employees, non-employee Directors, consultants and advisors.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Committee") chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

     3. Shares Subject to the Plan. The stock subject to Options granted under the Plan shall be shares of the Company's common stock, par value $.01 per share (the "Common

Stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate ten million (10,000,000) shares plus such number of Common Shares issuable upon the exercise of Reload Options (as hereinafter defined) granted under the Plan, subject to adjustment in accordance with the provisions of Section 14 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

     4. Participation. The class of individual or entity that shall be eligible to receive Options under the Plan shall be (a) with respect to Incentive Stock Options described in Section 6 hereof, all employees (including officers), and non-employees to whom an offer of employment has been extended, of either the Company or any subsidiary corporation of the Company, and (b) with respect to Non-Statutory Stock Options described in Section 7 hereof, all employees (including officers), non-employees to whom an offer of employment has been extended, and non-employee Directors of, or consultants and advisors to, either the Company or any subsidiary corporation of the Company; provided, however, that Non-Statutory Stock Options shall not be granted to any such consultants and advisors unless (i) bona fide services have been or are to be rendered by such consultant or advisor and (ii) such services are not in connection with the offer or sale of securities in a capital raising transaction. For purposes of the Plan, for an entity to be an eligible entity, it must be included in the definition of "employee" for purposes of a Form S-8 Registration Statement filed under the Securities Act of 1933, as amended (the "Act"). The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees, non-employees to whom an offer of employment has been extended, and non-employee Directors of, and the consultants and advisors to, the Company and its subsidiary corporations to whom Options shall be granted, and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant.

     5. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable, the option price per share thereof, and such other terms and provisions not inconsistent with this Plan.

     6. Incentive Stock Options. The Board of Directors or the Committee may grant Options under the Plan, which Options are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code (referred to herein as an "Incentive Stock Option"):

          (a) No Incentive Stock Option shall be granted to individuals other than employees, or non-employees to whom an offer of employment has been extended, of the Company or of a subsidiary corporation of the Company.

          (b) Each Incentive Stock Option under the Plan must be granted prior to June

     7, 2010, which is within ten (10) years from the date the Plan initially was adopted by the Board of Directors of the Company.

          (c) The option price of the shares of Common Stock subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (a "Principal Stockholder"), the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

          (d) No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to a Principal Stockholder, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 12 hereof.

          (e) For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

          (f) For purposes of the Plan, fair market value shall be determined by the Board of Directors or the Committee. If the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, fair market value shall be the closing selling price or, if not available, the closing bid price or, if not available, the high bid price of the Common Stock quoted on such exchange, or on the Over-the-Counter market as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or if the Common Stock is not listed on NASDAQ, then by the Pink Sheets, LLC, as the case may be, on the day immediately preceding the day on which the Option is granted or exercised, as the case may be, or, if there is no selling or bid price on that day, the closing selling price, closing bid price or high bid price on the most recent day which precedes that day and for which such prices are available.

     7. Non-Statutory Stock Options. The Board of Directors or the Committee may grant Options under the Plan which are not intended to meet the requirements of
Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Non-Statutory Stock Option"). Non-Statutory Stock Options which are not intended to meet those requirements shall be subject to the following terms and conditions:

          (a) A Non-Statutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to Section 4(b) hereof.

          (b) The option price of the shares of Common Stock subject to a Non-Statutory Stock Option shall be determined by the Board of Directors or the Committee, in its sole discretion, at the time of the grant of the Non-Statutory Stock Option.

          (c) A Non-Statutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board of Directors or the Committee (subject to earlier termination as expressly provided in Section 12 hereof).

     8. Reload Feature. The Board of Directors or the Committee may grant Options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 13(b)(ii)). The Stock Option Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the option price in shares of Common Stock, a reload stock option (the "Reload

Option") to purchase  that number of shares of Common  Stock equal to the sum of
(i) the number of shares of Common Stock used to exercise the Option, and (ii) with respect to Non-Statutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Non-Statutory Stock Option. The terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following exceptions: (i) the option price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a Principal Stockholder, shall be one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date of grant of the Reload Option and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a Principal Stockholder or is a Non-Statutory Stock Option, shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option. The Reload Option shall be evidenced by an appropriate amendment to the Stock Option Agreement for the Option which gave rise to the Reload Option. In the event the exercise price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

     9. Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.

     10. Alternate Stock Appreciation Rights.

          (a) Concurrently with, or subsequent to, the award of any Option to purchase one or more shares of Common Stock, the Board of Directors or the Committee may, in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Board of Directors or the Committee may prescribe, award to the optionee with respect to each share of Common Stock covered by an Option ("Related Option"), a related alternate stock appreciation right ("SAR"), permitting the optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. An SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. An SAR granted with respect to a Non-Statutory Stock Option may be granted together with, or subsequent to, the grant of such Related Option.

          (b) Each SAR granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by an SAR Agreement which shall be executed by the Company and by the individual or entity to whom such SAR is granted. The SAR Agreement shall specify the period during which the SAR is exercisable, and such other terms and provisions not inconsistent with the Plan.

          (c) An SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of an SAR has a current right to exercise, the SAR may be exercised from time to time by delivery by the holder thereof to the Company at its principal office (attention: Secretary) of a written notice of the number of shares with respect to which it is being exercised. Such notice shall be accompanied by the agreements evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR Agreement and the Related Option Agreement the number of shares which have been exercised thereunder and the number of shares that remain exercisable under the SAR and the Related Option and return such SAR and Related Option to the holder thereof.

          (d) The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the exercise price per share of the Related Option; provided, however, the Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company's obligation for withholding taxes with respect to such payment.

          (e) The amount payable by the Company to an optionee upon exercise of a SAR may, in the sole determination of the Company, be paid in shares of Common Stock, cash or a combination thereof, as set forth in the SAR Agreement. In the case of a payment in shares, the number of shares of Common Stock to be paid to an optionee upon such optionee's exercise of an SAR shall be determined by dividing the amount of payment determined pursuant to Section 10(d) hereof by the fair market value of a share of Common Stock on the exercise date of such SAR. For purposes of the Plan, the exercise date of an SAR shall be the date the Company receives written notification from the optionee of the exercise of the SAR in accordance with the provisions of Section 10(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the optionee the amount of cash due such optionee or a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified herein.

          (f) SARs shall terminate or expire upon the same conditions and in the same manner as the Related Options, and as set forth in Section 12 hereof.

          (g) The exercise of any SAR shall cancel and terminate the right to purchase an equal number of shares covered by the Related Option.

          (h) Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common

     Stock as to which the Related Option was exercised or terminated.

          (i) An SAR granted pursuant to the Plan shall be exercisable only by the optionee hereof during the optionee's lifetime and, subject to the provisions of Section 10(f) hereof.

          (j) An SAR granted pursuant to the Plan shall not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any SAR or of any rights granted thereunder contrary to the foregoing provisions of this Section 10(j), or the levy of any attachment or similar process upon an SAR or such rights, shall be null and void.

     11. Transferability. No Option granted under the Plan shall be transferable by the individual or entity to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

     12. Termination of Employment or Death.

          (a) Subject to the terms of the Stock Option Agreement, if the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a subsidiary corporation of the Company shall be terminated for cause or voluntarily by the employee, non-employee Director, consultant or advisor, or a non-employee to whom an offer of employment has been extended does not accept such offer of employment with the Company or a subsidiary corporation of the Company, or the Company or such subsidiary withdraws such offer, then his or its Option shall expire forthwith. Subject to the terms of the Stock Option Agreement, and except as provided in subsections (b) and (c) of this
     Section 12, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 12. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subsection (a), an employee, non-employee Director, consultant or advisor who leaves the employ or services of the Company to become an employee or non- employee Director of, or a consultant or advisor to, a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization or the like shall not be considered to have terminated his employment or services.

          (b) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee Director for or a consultant or advisor to, the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee Director, consultant or advisor, or for cause, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised by the estate of the employee or non-employee Director, consultant or advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non- employee Director, consultant or advisor at any time within one (1) year after such death.

          (c) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non- employee Director for or consultant or advisor to, the Company or a subsidiary corporation of the

     Company, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory services, as the case may be, due to the disability.

          (d) An Option may not be exercised pursuant to this Section 12 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

          (e) For purposes of this Section 12, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to re-employment is guaranteed either by statute or by contract.

     13. Exercise of Options.

          (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of, or continue to provide consulting or advisory services to, the Company or a subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Board of Directors or the Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred thousand dollars ($100,000), the Board of Directors or the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Non- Statutory Stock Option.

          (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied, or followed within ten (10) days of delivery thereof, by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of (i) his check payable to the order of the Company, or (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise, or by the holder's delivery of any combination of the foregoing (i) and
     (ii).

     14. Adjustment Upon Change in Capitalization.

          (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, in the number of shares and option price per share subject to outstanding Options, and in any limitation on exerciseability referred to in Section 13(a)(ii) hereof which is set forth in outstanding Incentive Stock Options. If the Company shall be reorganized, consolidated, or merged with another corporation, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from being disqualified as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     15. Further Conditions of Exercise.

          (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Act, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

          (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange or market on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

     16. Effectiveness of the Plan. The Plan was adopted by the Board of Directors of the Company on June 8, 2000.

     17. Termination, Modification and Amendment.

          (a) The Plan (but not Options or SARs previously granted under the Plan) shall terminate on June 7, 2010, which is within ten (10) years from the date of its adoption by the Board of Directors of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

          (b) The Plan may from time to time be terminated, modified, or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present at a meeting of shareholders and entitled to vote thereon (or, in the case of action by written consent, a majority of the outstanding shares of capital stock of the Company entitled to vote thereon).

          (c) The Board of Directors may at any time, on or before the termination date referred to in Section 17(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present at a meeting of shareholders and entitled to vote thereon (or, in the case of action by written consent, a majority of the outstanding shares of capital stock of the Company entitled to vote thereon), change the designation of the employees or class of employees eligible to receive Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from qualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (d) No termination, modification, or amendment of the Plan may, without the consent of the individual or entity to whom any Option shall have been granted, adversely affect the rights conferred by such Option.

     18. Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

     19. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

     20. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

     21. Definitions. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

     22. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware.


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